                                                                    EXHIBIT 10.2

================================================================================

                        CREDIT AGREEMENT PROVIDING FOR A
                                SECURED TERM LOAN
                              OF UP TO $91,000,000

                             LCI SHIPHOLDINGS, INC.
                                       and
                            CENTRAL GULF LINES, INC.,
                         as Joint and Several Borrowers,

                                       AND

        The Banks and Financial Institutions listed on Schedule I hereto, as Lenders,

                                       AND

                                 HSBC BANK PLC,
                               as Facility Agent,

                                       AND

                              DEN NORSKE BANK ASA,
                       acting through its New York branch,
                             as Documentation Agent,

                                       AND

                            DEUTSCHE SCHIFFSBANK AG,
                               as Security Trustee

                                       AND

                      INTERNATIONAL SHIPHOLDING CORPORATION
                                  as Guarantor

================================================================================

                               September 30, 2003

                                    CONTENTS

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                                                                                                                   PAGE
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
1.  DEFINITIONS................................................................................................      1
    1.1      Specific Definitions..............................................................................      1
    1.2      Computation of Time Periods; Other Definitional Provisions........................................     12
    1.3      Accounting Terms..................................................................................     13
    1.4      Certain Matters Regarding Materiality.............................................................     13
2.  REPRESENTATIONS AND WARRANTIES.............................................................................     13
    2.1      Representations and Warranties....................................................................     13
      (a)    Due Organization and Power........................................................................     13
      (b)    Authorization and Consents........................................................................     13
      (c)    Binding Obligations...............................................................................     13
      (d)    No Violation......................................................................................     14
      (e)    Filings; Stamp Taxes..............................................................................     14
      (f)    Litigation........................................................................................     14
      (g)    No Default........................................................................................     14
      (h)    Vessels...........................................................................................     14
      (i)    Insurance.........................................................................................     15
      (j)    Financial Information.............................................................................     15
      (k)    Tax Returns.......................................................................................     15
      (l)    ERISA.............................................................................................     15
      (m)    Chief Executive Office............................................................................     15
      (n)    Foreign Trade Control Regulations.................................................................     15
      (o)    Equity Ownership. ................................................................................     16
      (p)    Environmental Matters and Claims..................................................................     16
      (q)    Compliance with ISM Code..........................................................................     17
      (r)    Threatened Withdrawal of DOC or SMC...............................................................     17
      (s)    Liens.............................................................................................     17
      (t)    Indebtedness......................................................................................     17
      (u)    Payment Free of Taxes.............................................................................     17
      (v)    No Proceedings to Dissolve........................................................................     17
      (w)    Solvency..........................................................................................     17
      (x)    Compliance with Laws..............................................................................     17
      (y)    Survival..........................................................................................     17
3.  THE LOAN...................................................................................................     18
    3.1      (a) Purposes......................................................................................     18
      (b)    Making of the Loan................................................................................     18
    3.2      Drawdown Notice...................................................................................     18
    3.3      Effect of Drawdown Notice.........................................................................     18
    3.4      Additional Note...................................................................................     18
    3.5      Several Obligations...............................................................................     18
    3.6      Pro Rata Treatment................................................................................     18
4.  CONDITIONS.................................................................................................     19
    4.1      Conditions Precedent to the Effectiveness of this Agreement.......................................     19
      (a)    Corporate Authority...............................................................................     19
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                                        i

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
      (b)    The Agreement.....................................................................................     20
      (c)    The Note..........................................................................................     20
      (d)    The Creditors.....................................................................................     20
      (e)    Fees..............................................................................................     20
      (f)    Environmental Claims..............................................................................     20
      (g)    Legal Opinions....................................................................................     20
      (h)    Officer's Certificate.............................................................................     21
      (i)    Vessel Documents..................................................................................     21
      (j)    Security Documents................................................................................     21
      (k)    Vessel Appraisals.................................................................................     22
      (l)    ISM DOC...........................................................................................     22
      (m)    Evidence of Current COFR..........................................................................     22
      (n)    Vessel Liens......................................................................................     22
      (o)    Charters; Pooling Agreements......................................................................     22
      (p)    Manager's Undertaking.............................................................................     22
    4.2      Further Conditions Precedent......................................................................     22
      (a)    Drawdown Notice...................................................................................     22
      (b)    Representations and Warranties True...............................................................     22
      (c)    No Default........................................................................................     22
    4.3      Breakfunding Costs................................................................................     22
    4.4      Satisfaction after Drawdown.......................................................................     22
5.  REPAYMENT AND PREPAYMENT...................................................................................     23
    5.1      Repayment.........................................................................................     23
    5.2      Voluntary Prepayment..............................................................................     23
    5.3      Mandatory Prepayment; Sale or Loss of Vessel......................................................     23
    5.4      Prepayments Generally.............................................................................     23
    5.5      Borrowers' Obligation Absolute....................................................................     24
6.  INTEREST AND RATE..........................................................................................     24
    6.1      Payment of Interest; Interest Rate................................................................     24
    6.2      Maximum Interest..................................................................................     24
7.  PAYMENTS ..................................................................................................     25
    7.1      Place of Payments, No Set Off.....................................................................     25
    7.2      Tax Credits.......................................................................................     25
    7.3      Computations; Banking Days........................................................................     25
8.  EVENTS OF DEFAULT..........................................................................................     25
    8.1      Events of Default.................................................................................     25
      (a)    Principal Payments................................................................................     25
      (b)    Interest and other Payments.......................................................................     26
      (c)    Representations, etc..............................................................................     26
      (d)    Impossibility, Illegality.........................................................................     26
      (e)    Mortgage..........................................................................................     26
      (f)    Certain Covenants.................................................................................     26
      (g)    Covenants.........................................................................................     26
      (h)    Indebtedness and Other Obligations................................................................     26
      (i)    Bankruptcy........................................................................................     26
      (j)    Judgments.........................................................................................     27
      (k)    Inability to Pay Debts............................................................................     27

                                       ii

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
      (l)    Termination of Operations; Sale of Assets.........................................................     27
      (m)    Change in Financial Position......................................................................     27
      (n)    Cross-Default.....................................................................................     27
      (o)    ERISA Debt........................................................................................     27
    8.2      Indemnification...................................................................................     28
    8.3      Application of Moneys.............................................................................     28
9.  COVENANTS..................................................................................................     28
    9.1      Affirmative Covenants.............................................................................     28
      (a)    Performance of Agreements.........................................................................     29
      (b)    Notice of Default, etc............................................................................     29
      (c)    Obtain Consents...................................................................................     29
      (d)    Financial Information.............................................................................     29
      (e)    Vessel Valuations.................................................................................     30
      (f)    Corporate Existence...............................................................................     30
      (g)    Books and Records.................................................................................     30
      (h)    Taxes and Assessments.............................................................................     30
      (i)    Inspection........................................................................................     30
      (j)    Inspection and Survey Reports.....................................................................     30
      (k)    Compliance with Statutes, Agreements, etc.........................................................     31
      (l)    Environmental Matters.............................................................................     31
      (m)    Insurance.........................................................................................     31
      (n)    Vessel Management.................................................................................     31
      (o)    Brokerage Commissions, etc........................................................................     31
      (p)    ISM Code Matters..................................................................................     31
      (q)    Consolidated Indebtedness to Consolidated EBITDA Ratio............................................     31
      (r)    Working Capital...................................................................................     32
      (s)    Consolidated Tangible Net Worth...................................................................     32
      (t)    Consolidated EBITDA to Interest Expense...........................................................     32
      (u)    ERISA.............................................................................................     32
      (v)    Evidence of Current COFR..........................................................................     32
    9.2      Negative Covenants................................................................................     32
      (a)    Liens.............................................................................................     32
      (b)    Change of Flag, Class, Management or Ownership....................................................     33
      (c)    Chartering........................................................................................     33
      (d)    Change in Business................................................................................     33
      (e)    Sale of Assets....................................................................................     33
      (f)    Changes in Offices or Names.......................................................................     33
      (g)    Consolidation and Merger..........................................................................     34
      (h)    Change Fiscal Year................................................................................     34
      (i)    Indebtedness......................................................................................     34
      (j)    Limitations on Ability to Make Distributions......................................................     34
      (k)    Change of Control.................................................................................     34
      (l)    No Money Laundering...............................................................................     34
    9.3      Asset Maintenance.................................................................................     34
    9.4      Post-Closing Covenant.............................................................................     34
10. GUARANTEE..................................................................................................     35
    10.1     The Guarantee.....................................................................................     35
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                                       iii

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
    10.2     Obligations Unconditional.........................................................................     35
    10.3     Reinstatement.....................................................................................     36
    10.4     Subrogation.......................................................................................     36
    10.5     Remedies..........................................................................................     36
    10.6     Instrument for the Payment of Money...............................................................     36
    10.7     Continuing Guarantee..............................................................................     36
11. ASSIGNMENT.................................................................................................     36
12. ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC..........................................................     37
    12.1     Illegality........................................................................................     37
    12.2     Increased Costs...................................................................................     37
    12.3     Nonavailability of Funds..........................................................................     38
    12.4     Lender's Certificate Conclusive...................................................................     38
    12.5     Compensation for Losses...........................................................................     38
    12.6     Compensation for Breakage Costs...................................................................     39
13. CURRENCY INDEMNITY.........................................................................................     39
    13.1     Currency Conversion...............................................................................     39
    13.2     Change in Exchange Rate...........................................................................     39
    13.3     Additional Debt Due...............................................................................     40
    13.4     Rate of Exchange..................................................................................     40
14. FEES AND EXPENSES..........................................................................................     40
    14.1     Fees..............................................................................................     40
    14.2     Expenses..........................................................................................     40
15. APPLICABLE LAW, JURISDICTION AND WAIVER....................................................................     40
    15.1     Applicable Law....................................................................................     40
    15.2     Jurisdiction......................................................................................     40
    15.3     WAIVER OF JURY TRIAL..............................................................................     41
16. THE AGENTS.................................................................................................     41
    16.1     Appointment of Agents.............................................................................     41
    16.2     Appointment of Security Trustee...................................................................     41
    16.3     Distribution of Payments..........................................................................     42
    16.4     Holder of Interest in Note........................................................................     42
    16.5     No Duty to Examine, Etc...........................................................................     42
    16.6     Agents as Lenders.................................................................................     42
    16.7     Acts of the Agent.................................................................................     42
    16.8     Certain Amendments................................................................................     43
    16.9     Assumption re Event of Default....................................................................     43
    16.10    Limitations of Liability..........................................................................     44
    16.11    Indemnification of the Agent and Security Trustee.................................................     44
    16.12    Consultation with Counsel.........................................................................     44
    16.13    Resignation.......................................................................................     44
    16.14    Representations of Lenders........................................................................     45
    16.15    Notification of Event of Default..................................................................     45
17. NOTICES AND DEMANDS........................................................................................     45
    17.1     Notices...........................................................................................     45
18. FRAUDULENT CONVEYANCES:: FRAUDULENT TRANSFERS..............................................................     46
19. MISCELLANEOUS..............................................................................................     47
    19.1     Time of Essence...................................................................................     47
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                                       iv

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
    19.2     Unenforceable, etc., Provisions - Effect..........................................................     47
    19.3     References........................................................................................     47
    19.4     Further Assurances................................................................................     47
    19.5     Prior Agreements, Merger..........................................................................     47
    19.6     Entire Agreement; Amendments......................................................................     47
    19.7     Indemnification...................................................................................     47
    19.8     Headings..........................................................................................     48

SCHEDULES

    I    The Lenders and the Commitments
    II   The Applicable Margin
    III  The Vessels
    IV   Approved Ship Brokers
    V    Liens
    VI   Indebtedness

EXHIBITS

         A     Form of Promissory Note
         B     Form of Drawdown Notice
         C     Form of Compliance Certificate
         D     Form of Assignment and Assumption Agreement
         E     Form of Earnings Assignment
         F     Form of Insurances Assignment
         G-1   Form of U.S. Mortgage
         G-2   Form of Panamanian Mortgage
         H     Form of Interest Notice
         I     Form of Manager's Undertaking


                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT (this "Credit Agreement" or "Agreement") is made as of the 30th day of September 2003, by and among (1) LCI SHIPHOLDINGS, INC., a corporation organized and existing under the laws of the Republic of the Marshall Islands ("LCI"), and CENTRAL GULF LINES, INC., a corporation organized and existing under the laws of the State of Delaware ("Central Gulf", jointly and severally with LCI, the "Borrowers" and each a "Borrower"), as joint and several borrowers, (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("ISH" or the "Guarantor"), as guarantor, (3) the banks and financial institutions listed on
Schedule I, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Article 11, the "Lenders" and each a "Lender"), (4)
HSBC BANK PLC ("HSBC"), as facility agent for the Lenders (in such capacity, the "Facility Agent"), (5) DEN NORSKE BANK ASA, acting through its New York branch
("DnB"), as documentation agent (in such capacity, the "Documentation Agent"), and (6) DEUTSCHE SCHIFFSBANK AG ("DSB"), as security trustee for the Lenders (in such capacity, the "Security Trustee").

                                WITNESSETH THAT:

      WHEREAS, at the request of the Borrowers, each of the Agents has agreed to serve in such capacity under the terms of this Agreement and the Lenders have agreed to provide to the Borrowers a secured term loan in the amount of up to Ninety One Million United States Dollars (US$91,000,000);

      NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth below:

1. DEFINITIONS

1.1 Specific Definitions. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

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
"Acceptable Accounting Firm"                shall mean Ernst & Young LLP, or such other recognized international accounting firm as shall be approved by the Facility Agent, such approval not to be unreasonably withheld;

"Affiliate"                                 shall mean with respect to any Person, any other Person directly or indirectly controlled by or under common control with such Person.
                                            For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as applied to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that Person whether through ownership of voting securities or by contract or otherwise;

"Agents"                                    shall mean each of the Facility Agent, the Documentation Agent and the
                                            Security Trustee;

"Agreement"                                 shall mean this Agreement, as the same shall be amended, modified or supplemented from time to time;

"Applicable Margin"                         shall mean a margin which will vary as set forth on Schedule II attached hereto;

"Applicable Rate"                           shall mean any rate of interest applicable to the Loan from time to time pursuant to Section 6.1;

"Assigned Moneys"                           shall mean sums assigned to or received by the Security Trustee pursuant to any Security Document;

"Assignment and Assumption Agreement(s)"    shall mean any Assignment and Assumption Agreement(s) executed pursuant to Section 11 substantially in the form set out in Exhibit D;

"Assignment Notices"                        shall mean (a) notices with respect to the Earnings Assignments substantially in the form set out in Exhibit 1 thereto and (b) notices with respect to the Insurances Assignments substantially in the form set out in Exhibit 3 thereto;

"Assignments"                               shall mean the Earnings Assignments and the Insurances Assignments;

"Banking Day(s)"                            shall mean any day that is not a Saturday, Sunday or other day on which (a) banks in New York, New York, London, England and Bremen,
                                            Germany are authorized or required by law to remain closed, or (b)
                                            banks are not generally open for dealing in dollar deposits in the
                                            London interbank market;

"Borrower(s)"                               shall have the meaning ascribed thereto in the preamble;

"Central Gulf"                              shall have the meaning ascribed thereto in the preamble;

"Change of Control"                         shall mean (a) any "person" (as such term is used in Sections 13(d)
                                            and 14(d) of the Exchange Act), other than the existing owners, that becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 30% of the total voting power of either of the Borrowers or ISH or (b)  the
                                            Board of Directors of either of the Borrowers or ISH ceases to consist of a majority of the directors existing on the date hereof or directors nominated by at least two-thirds (2/3) of

                                            the then existing directors;

"Classification Society"                    shall mean a member of the International Association of Classification
                                            Societies acceptable to the Lenders with whom the Vessels are entered and who conducted periodic physical surveys and/or inspections of the
                                            Vessels;

"Closing Date"                              shall mean the day and year first written above;

"Code"                                      shall mean the Internal Revenue Code of 1986, as amended, and any successor statute and regulation promulgated thereunder;

"Collateral"                                shall mean, all property or other assets, real or personal, tangible or intangible, whether now owned or hereafter acquired in which the
                                            Security Trustee or any Lender has been granted a security interest pursuant to a Security Document;

"Commitment(s)"                             shall mean in relation to a Lender, the portion of the Loan set out opposite its name in Schedule I hereto or, as the case may be, in any relevant Assignment and Assumption Agreement, as changed from time to time pursuant to the terms of this Agreement;

"Compliance Certificate"                    shall mean a certificate certifying the compliance by each of the
                                            Security Parties with all of its covenants contained herein and showing the calculations thereof in reasonable detail, delivered by the chief financial officer of ISH to the Facility Agent from time to time pursuant to Section 9.1(d) in the form set out in Exhibit C or in such other form as the Facility Agent may agree;

"Consolidated EBITDA"                       shall mean, for any period, with respect to ISH and the Subsidiaries, the sum of (without duplication) (a) Consolidated Net Income; (b) all
                                            Interest Expenses of ISH and the Subsidiaries; (c) income taxes of ISH and the Subsidiaries and (d) depreciation and amortization of ISH and the Subsidiaries determined on a consolidated basis in accordance with
                                            GAAP for such period; provided that if any Subsidiary is not wholly-owned by ISH, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (i) the amount of Consolidated Net Income attributable to such Subsidiary multiplied by (ii) the percentage ownership interest in the income of such Subsidiary not owned by ISH on the last day of such period;

"Consolidated Indebtedness"                 all Indebtedness of ISH and the Subsidiaries determined on a consolidated basis in accordance with GAAP;

"Consolidated Net Income"                   for any period shall mean the consolidated net income of ISH and the
                                            Subsidiaries for such period, as shown on the consolidated financial statements of ISH and the Subsidiaries delivered in accordance with
                                            Section 9.1 (d);

"Consolidated Tangible Net Worth"           shall mean, with respect to ISH and its Subsidiaries, at any date for which a determination is to be made (determined on a consolidated basis without duplication in accordance with GAAP) (a) the amount of capital stock; plus (b) the amount of surplus and retained earnings
                                            (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); plus (c) deferred charges to the extent amortized and acquired contract costs net of accumulated amortization as stated on the then most recent audited balance sheet of ISH; minus
                                            (d) the sum of (i) the cost of treasury shares and (ii) the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1996;

"Creditors"                                 shall mean, together, the Agents and the Lenders, each a "Creditor";

"Default"                                   shall mean any event that would, with the giving of notice or passage of time, or both, be an Event of Default;

"Default Rate"                              shall mean a rate per annum equal to two percent (2%) over the
                                            Applicable Rate then in effect;

"DnB"                                       shall have the meaning ascribed thereto in the preamble;

"DOC"                                       shall mean a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

"Documentation Agent"                       shall have the meaning ascribed thereto in the preamble;

"Dollars" and the sign "$"                  shall mean the legal currency, at any relevant time hereunder, of the
                                            United States of America and, in relation

                                            to all payments hereunder, in same day funds settled through the New York
                                            Clearing House Interbank Payments System (or such other Dollar funds as may be determined by the Facility Agent to be customary for the settlement in New York City of banking transactions of the type herein involved);

"Drawdown Date"                             shall mean the date, being a Banking Day, upon which the Borrowers have requested that the Loan be made available to the Borrowers, and the Loan is made, as provided in Section 3;

"Drawdown Notice"                           shall have the meaning ascribed thereto in Section 3.2;

"DSB"                                       shall have the meaning ascribed thereto in the preamble;

"Earnings Assignment(s)"                    shall mean the first priority assignments in respect of the earnings of each Vessel from any and all sources to be executed by the relevant
                                            Borrower in favor of the Security Trustee pursuant to Section 4.1(j)
                                            substantially in the form set out in Exhibit E;

"Environmental Affiliate(s)"                shall mean, with respect to a Security Party, any Person or entity, the liability of which for Environmental Claims any Security Party may have assumed by contract or operation of law;

"Environmental Approval(s)"                 shall have the meaning ascribed thereto in Section 2.1(p);

"Environmental Claim(s)"                    shall have the meaning ascribed thereto in Section 2.1(p);

"Environmental Law(s)"                      shall have the meaning ascribed thereto in Section 2.1(p);

"ERISA"                                     shall mean the Employment Retirement Income Security Act of 1974, as
                                            amended;

"ERISA Affiliate"                           shall mean a trade or business (whether or not incorporated) which is under common control with any Borrower within the meaning of Sections
                                            414(b), (c), (m) or (o) of the Code;

"ERISA Group"                               shall mean ISH and its subsidiaries within the meaning of Section
                                            424(f) of the Code;

"Event(s) of Default"                       shall mean any of the events set out in Section 8.1;

"Exchange Act"                              shall mean the Securities and Exchange Act of 1934, as amended;

"Fair Market Value"                         shall mean, in respect of any Vessel, the appraisal of such Vessel, determined with reference to any charter to which such Vessel is then subject, on a stand alone basis, free and clear of any liens,  or other encumbrances and with no value given to any pooling arrangements other than as specifically provided herein, from any ship broker listed in Schedule IV or such other independent ship brokers approved by the Majority Lenders, no such appraisal to be dated more than thirty (30) days prior to the date on which such appraisal is required pursuant to this Agreement;

"Facility Agent"                            shall have the meaning ascribed thereto in the preamble;

"Final Repayment Date"                      shall mean the date which falls on the tenth anniversary of the
                                            Closing Date or, if such date is not a Banking Day, the Final
                                            Repayment Date shall be the immediately preceding Banking Day;

"Financed Amount"                           shall mean, with respect to a Vessel, that amount set forth opposite such Vessel's name under the column entitled "Financed Amount" in
                                            Schedule III as reduced pro rata (i.e., in the proportion that any such Vessel's Financed Amount bears to the aggregate Financed Amount of all Vessels then mortgaged to the Security Trustee) by payments or prepayments of principal amount of the Loan made pursuant to Section
                                            5.1 or 5.2;

"GAAP"                                      shall have the meaning ascribed thereto in Section 1.3;

"Guarantor"                                 shall have the meaning ascribed thereto in the preamble;

"HSBC"                                      shall have the meaning ascribed thereto in the preamble;

"Indebtedness"                              shall mean, with respect to any Person at any date of determination
                                            (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person,

                                            whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b)
                                            the amount of such indebtedness, and (vii) all indebtedness of other
                                            Persons guaranteed by such Person to the extent guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of  the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that
                                            Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any trade payables;

"Indemnitee"                                shall have the meaning ascribed thereto in Section 19.7;

"Initial Repayment Date"                    shall mean December 31, 2003;

"Insurance Assignments"                     shall mean the first priority assignments in respect of the insurances over the Vessels to be executed by the relevant Borrower in favor of the Security Trustee pursuant to Section 4.1(j) substantially in the form set out in Exhibit F;

"Interest Expense"                          shall mean, with respect to ISH and the Subsidiaries, on a consolidated basis, for any period (without duplication), interest expense, whether paid or accrued (including the interest component of capitalized leases), on all Indebtedness of ISH and the Subsidiaries for such period, net of interest income, all determined in accordance with GAAP;

"Interest Notice"                           shall mean a notice from the Borrowers to the Facility Agent to be delivered at least three (3) Banking Days prior to the end of the then existing Interest Period and specifying the duration of the next
                                            Interest Period, substantially in the form of  Exhibit H;

"Interest Period"                           shall mean with respect to the Loan, each period commencing on the
                                            Drawdown Date or the last day of the next preceding Interest Period and ending on the same day in the third, sixth or twelfth calendar month thereafter, in each case, as selected by the Borrowers or such other

                                            interest period as the Borrowers and the Lenders may agree. If at the end of any then existing Interest Period the Borrowers fail to give notice of a selected Interest Period or an Event of Default shall have occurred and be continuing, the relevant Interest Period shall be three months or such other period as the Facility Agent may select.
                                            The Borrowers' right to select the Interest Period is further subject to the requirement that if the Borrowers select an Interest Period which extends beyond the next one (1) or more Repayment Dates (other than the last) there shall be in respect of such part of the Loan an amount as shall be equivalent to the amount of each installment of principal falling due for payment before the expiry of that Interest
                                            Period such separate Interest Period or Periods so as to ensure that an Interest Period shall expire in respect of each such part of the
                                            Loan on the relevant Repayment Date.

                                            Notwithstanding the foregoing, (i) no Interest Period may extend beyond the Final Repayment Date; and (ii) each Interest Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day (or, if such next succeeding Banking
                                            Day falls in the next succeeding calendar month, on the next preceding
                                            Banking Day);

"ISH"                                       shall have the meaning ascribed thereto in the preamble;

"ISM Code"                                  shall mean the International Safety Management Code for the Safe
                                            Operating of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organization and
                                            incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISPS Code"                                 shall mean the International Ship and Port Facility Security Code adopted by the International Maritime Organization at a conference in
                                            December, 2002 and amending the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISSC"                                      shall mean the International Ship Security Certificate issued pursuant to the ISPS Code;

"LCI"                                       shall have the meaning ascribed thereto in the preamble;

"LIBOR Rate "                               shall mean the rate (rounded upward to the nearest 1/16th of one percent) for deposits of Dollars for a period equivalent to the relevant Interest Period or overnight or weekend deposits, as the case may be, at or about 11:00 a.m. (London time) on the second London
                                            Banking Day before the first day of such period as displayed on
                                            Telerate page 3750 (British Bankers' Association Interest Settlement
                                            Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the
                                            BBA Interest Settlement Rate (as defined in the British Bankers'
                                            Association's Recommended Terms and Conditions ("BBAIRS" terms) dated
                                            August 1985)), provided that if on such date no such rate is so displayed for the relevant Interest Period, LIBOR for such period shall be the arithmetic mean (rounded upward if necessary to four decimal places) of the rates quoted to the Facility Agent by  the
                                            Reference Banks at the request of the Facility Agent as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to the relevant Interest Period to prime banks in the
                                            London Interbank Market at or about 11:00 a.m. (London time) on the second Banking Day before the first day of such period;

"Loan"                                      shall mean the sum to be made available by the Lenders to the
                                            Borrowers hereunder in a single advance on or prior to September 30,
                                            2003 or such date as the Lender and the Borrowers may agree, pursuant to Section 3.1 in the aggregate principal amount equal to the lesser of (i) Ninety One Million Dollars ($91,000,000) and (ii) an amount equal to seventy percent of the aggregate Fair Market Value of the
                                            Vessels as determined by Jacq. Pierot Jr. & Sons, Inc. (USA);

"Loan Balance"                              shall mean the Dollar amount of the Loan outstanding at any time;

"Majority Lenders"                          at any time means Lenders holding an aggregate of more than 51% of the
                                            Loan Balance;

"Manager's Undertaking"                     shall mean the letter of undertaking to be executed by the managers of the Vessels pursuant to Section 4.1(p) and addressed to the Facility
                                            Agent, substantially in the form set out in Exhibit I;

"Material Adverse Effect"                   shall mean a material adverse effect on the ability of the Borrowers and/or the Guarantor to meet any of their obligations with regard to
                                            (i) the Loan and the financing arrangements established in connection therewith or (ii) any of their respective other obligations that are material to the Borrowers and the Guarantor considered as a whole;

"Materials of Environmental Concern"        shall have the meaning ascribed thereto in Section 2.1(p);

"Mortgages"                                 shall mean the first preferred Panamanian or United States ship mortgages on the Vessels, to be executed by the respective Borrower which is the registered owner of such Vessel in favor of the Security
                                            Trustee pursuant to Section 4.1(j), substantially in the forms set out in Exhibit G-1 and G-2;

"MTSA"                                      shall mean the Maritime & Transportation Security Act, 2002, as amended, inter alia, by Public Law 107-295;

"Multiemployer Plan"                        shall mean, at any time, a "multiemployer plan" as defined in Section
                                            4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the three preceding plan years made or accrued an obligation to make contributions;

"Multiple Employer Plan"                    shall mean, at any time, an employee benefit plan, other than a
                                            Multiemployer Plan, subject to Title IV or ERISA, to which a Borrower or ERISA Affiliate, and one or more employers other than a Borrower or
                                            ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which a Borrower or ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan;
"Note"                                      shall mean the promissory note to be executed by the Borrowers to the order of the Facility Agent pursuant to Section 4.1(c), to evidence the Loan substantially in the form set out Exhibit A and shall include any promissory note issued by the Borrowers pursuant to Section 3.4;

"Operator"                                  shall mean, in respect of any Vessel, the Person who is concerned with the operation of such Vessel and falls within the definition of
                                            "Company" set out in rule 1.1.2 of the ISM Code;

"PBGC"                                      shall mean the Pension Benefit Guaranty Corporation;

"Person"                                    shall mean any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

"Plan"                                      shall mean any employee benefit plan (other than a Multiemployer Plan or a Multiple Employer Plan) covered by Title IV of ERISA;

"Proceeding"                                shall have the meaning ascribed thereto in Section 8.1(i);

"Reference Banks"                           shall mean each of HSBC, DnB and DSB;

"Repayment Dates"                           shall mean with respect to the Loan, the Initial Repayment Date and thereafter the dates falling at intervals of three (3) months after the Initial Repayment Date; if such Repayment Date is not a Banking
                                            Day, the next following Banking Day, unless such next following
                                            Banking Day falls in the following calendar month, in which case the relevant Repayment Date shall be the immediately preceding Banking Day;

"Security Document(s)"                      shall mean the Mortgages, the Assignments and any other documents that may be executed as security for the Loan and the Borrowers'
                                            obligations in connection therewith;

"Security Party(ies)"                       shall mean each of the Borrowers and the Guarantor;

"Security Trustee"                          shall have the meaning ascribed thereto in the preamble;

"SMC"                                       shall mean the safety management certificate issued in respect of a
                                            Vessel in accordance with rule 13 of the ISM code;

"subsidiary"                                shall mean, with respect to any Person, any business entity of which more than 50% of the outstanding voting stock or other equity interest is owned directly or indirectly by such Person and/or one or more other subsidiaries of such Person;

"Subsidiary(ies)                            shall mean a/the subsidiary(ies) of ISH;

"Taxes"                                     shall mean any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of

                                            any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for taxes on or measured by the overall net income of each Lender imposed by its jurisdiction of incorporation or applicable lending office, the United
                                            States of America, the State or City of New York or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of the Borrowers or any of the
                                            Subsidiaries);

"Termination Event"                         shall mean (i) a "reportable event," as defined in Section 403 of
                                            ERISA, (ii) the withdrawal of a Borrower or any ERISA Affiliate from a
                                            Multiemployer Plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by a Borrower or any ERISA Affiliate under
                                            Section 4064 of ERISA upon the termination of a Multiple Employer
                                            Plan, (iii) the filing of a notice of intent to terminate a Plan under
                                            Section 4041 of ERISA or the treatment of a Multiemployer Plan amendment as a termination under Section 4041A  of ERISA, (iv) the institution of proceedings to terminate a Plan or a Multiemployer
                                            Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan;

"Title XI Agreement"                        shall mean the Title XI Reserve Fund and Financial Agreement, Contract
                                            No. MA-12901, dated as of October 26, 1994 and made by and between
                                            Sulphur Carriers, Inc. and the United States of America;

"Total Loss"                                shall have the meaning ascribed thereto in the Mortgages;

"Transaction Documents"                     shall mean each of this Agreement, the Note and the Security Documents;

"Vessel(s)"                                 shall mean the Vessels listed on Schedule III hereto, registered in the name of the relevant Borrower; and

"Withdrawal Liability(ies)"                 shall have the meaning given to such term under Part 1 of Subtitle E of Title IV of ERISA; and

1.2 Computation of Time Periods; Other Definitional Provisions. In this Agreement, the Note and the other Security Documents, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding"; words importing either gender include the other gender; references to

"writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement, the Note or such Security Document, as applicable; references to agreements and other contractual instruments (including this Agreement, the Note and the Security Documents) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement, the Note or any Security Document); references to any matter that is "approved" or requires "approval" of a party shall mean approval given in the sole and absolute discretion of such party unless otherwise specified.

1.3 Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Agreement, the Note and in the Security Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Facility Agent or to the Lenders under this Agreement shall be prepared, in accordance with generally accepted accounting principles for the United States ("GAAP").

1.4 Certain Matters Regarding Materiality. To the extent that any representation, warranty, covenant or other undertaking of the Borrowers in this Agreement is qualified by reference to those which are not reasonably expected to result in a "Material Adverse Effect" or language of similar import, no inference shall be drawn therefrom that any Agent or Lender has knowledge or approves of any noncompliance by such Borrower with any governmental rule.

2. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. In order to induce the Creditors to enter into this Agreement and to make the Loan available, each of the Borrowers and the Guarantor hereby represents and warrants to the Creditors (which representations and warranties shall survive the execution and delivery of this Agreement and the Note and the drawdown of the Loan) that:

            (a) Due Organization and Power. Each Security Party is duly formed and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Agreement, the Note and the Security Documents to which it is a party, and has complied with all statutory, regulatory and other requirements relative to such business and such agreements;

            (b) Authorization and Consents. All necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each Security Party to enter into and perform its obligations under this Agreement, the Note and the Security Documents and, in the case of the Borrowers to borrow, service and repay the Loan and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Loan or any part thereof;

            (c) Binding Obligations. This Agreement, the Note and the Security Documents constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each Security Party that is a party thereto enforceable against such Security Party in accordance with their respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights;

            (d) No Violation. The execution and delivery of, and the performance of the provisions of, this Agreement, the Note and those of the Security Documents to which it is to be a party by each Security Party do not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on such Security Party or the certificate of incorporation or by-laws (or equivalent instruments) thereof and that the proceeds of the Loan shall be used by the Borrowers exclusively for their own account or for the account of a Subsidiary or Affiliate of the Borrowers;

            (e) Filings; Stamp Taxes. Other than the recording of the Mortgages with the appropriate authorities for the Republic of Panama or the United States, as the case may be, and the filing of UCC Financing Statements in the District of Columbia and the State of Delaware in respect of the Assignments, and the payment and filing or recording fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement, the Notes or the Security Documents that any of them or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to this Agreement, the Notes or any of the Security Documents;

            (f) Litigation. No action, suit or proceeding is pending or threatened against any Security Party before any court, board of arbitration or administrative agency which could or might have a Material Adverse Effect;

            (g) No Default. No Security Party is in default under any material agreement by which it is bound, or is in default in respect of any material financial commitment or obligation;

            (h) Vessels. Upon the Drawdown Date, each Vessel:

            (i) will be in the sole and absolute ownership of the relevant Borrower as set forth on Schedule III and duly registered in such Borrower's name under United States or Panamanian flag, as the case may be, unencumbered, save and except for the Mortgage, recorded against it and as permitted thereby;

            (ii) will be classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any material outstanding recommendations;

            (iii) will be operationally seaworthy and in every way fit for its intended service; and

            (iv) will be insured in accordance with the provisions of the Mortgage recorded against it and the requirements thereof in respect of such insurances will have been complied with;

            (i) Insurance. Each of the Security Parties has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses;

            (j) Financial Information. Except as otherwise disclosed in writing to the Facility Agent on or prior to the date hereof, all financial statements, information and other data furnished by any Security Party to the Facility Agent are complete and correct, such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements, and since the date of ISH's financial statements most recently delivered to the Facility Agent there has been no Material Adverse Effect as to any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data;

            (k) Tax Returns. Each Security Party has filed all material tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a Material Adverse Effect and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves shall have been set aside on its books;

            (l) ERISA. The execution and delivery of this Agreement and the consummation of the transactions hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code and no condition exists or event or transaction has occurred in connection with any Plan maintained or contributed to by any member of the ERISA Group or any ERISA Affiliate resulting from the failure of any thereof to comply with ERISA which is reasonably likely to result in any member of the ERISA Group or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate could have a Material Adverse Effect. No member of the ERISA Group nor any ERISA Affiliate, individually or collectively, has incurred, or reasonably expects to incur, Withdrawal Liabilities or liabilities upon the happening of a Termination Event the aggregate of which for all such Withdrawal Liabilities and other liabilities exceeds or would exceed $30,000,000. With respect to any Multiemployer Plan, Multiple Employer Plan or Plan, no member of the ERISA Group nor any ERISA Affiliate is aware of or has been notified that any "variance" from the "minimum funding standard" has been requested (each such term as defined in Part 3, Subtitle B, of Title 1 of ERISA). No member of the ERISA Group nor any ERISA Affiliate has received any notice that any Multiemployer Plan is in reorganization, within the meaning of Title IV of ERISA, which reorganization could have a Material Adverse Effect;

            (m) Chief Executive Office. The chief executive office and chief place of business of each Security Party and the office in which the records relating to the earnings and other receivables of each Security Party are kept is, and will continue to be, located at 650 Poydras Street, Suite 1700, New Orleans, LA70130, USA;

            (n) Foreign Trade Control Regulations. To the best knowledge of each of the Security Parties, none of the transactions contemplated herein will violate any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V,

Part 515, as amended), any of the provisions of the Libyan Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 550, as amended), any of the provisions of the Iranian Transaction Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 560, as amended), any of the provisions of the Iraqi Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 575, as amended), any of the provisions of the Federal Republic of Yugoslavia (Serbia and Montenegro) and Bosnia Serb-controlled areas of the Republic of Bosnia and Herzegovina Assets Control Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 585 as amended) or any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended);

            (o) Equity Ownership. Each of the Borrowers are owned 100% by ISH;

            (p) Environmental Matters and Claims. (a) Except as heretofore disclosed in writing to the Facility Agent (i) each of the Borrowers and their Affiliates (which for purposes of this Section 2(p) shall be deemed to include ISH and its respective Affiliates) will, when required to operate their business as then being conducted, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or
(2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws"); (ii) each of the Borrowers and their Affiliates will, when required, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and will, when required, be in compliance with all Environmental Approvals required to operate their business as then being conducted; (iii) none of the Borrowers nor any Affiliate thereof has received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, material investigator costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Security Parties in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (iv) there are no circumstances that may prevent or interfere with such full compliance in the future; and (b) except as heretofore disclosed in writing to the Facility Agent there is no Environmental Claim pending or threatened against the any of Borrowers or any Affiliate thereof and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against such persons the adverse disposition of which may result in a Material Adverse Effect;

            (q) Compliance with ISM Code. Each Vessel and each Operator complies with the requirements of the ISM Code including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto;

            (r) Threatened Withdrawal of DOC or SMC. There is no threatened or actual withdrawal of any Operator's DOC or SMC in respect of any Vessel;

            (s) Liens. Other than as disclosed in Schedule V, there are no liens of any kind on any property owned by any Security Party other than those liens created pursuant to this Agreement or the Security Documents or permitted thereby;

            (t) Indebtedness. Other than as disclosed in Schedule VI, none of the Security Parties has any Indebtedness;

            (u) Payment Free of Taxes. All payments made or to be made by the Security Parties under or pursuant to this Agreement, the Notes and the Security Documents shall be made free and clear of, and without deduction or withholding for an account of, any Taxes;

            (v) No Proceedings to Dissolve. There are no proceedings or actions pending or contemplated by any Security Party or, to the best knowledge of any Security Party, contemplated by any third party, to dissolve or terminate any Security Party.

            (w) Solvency. On the Closing Date, in the case of each of the Security Parties, (a) the sum of its assets, at a fair valuation, does and will exceed its liabilities, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, (b) the present fair market salable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature, (c) it does not and will not have unreasonably small working capital with which to continue its business and (d) it has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay such debts as they mature;

            (x) Compliance with Laws. Each of the Security Parties is in compliance with all Applicable Laws, except where any failure to comply with any such Applicable Laws would not, alone or in the aggregate, have a Material Adverse Effect; and

            (y) Survival. All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Loan and the issuance of the Note.

3. THE LOAN

3.1 (a) Purposes. The Lenders shall make the Loan available to the Borrower in a single advance for the purpose of refinancing existing Indebtedness on the Vessels and the M/V ENGERGY ENTERPRISE including the contribution by ISH towards the Indebtedness in respect of the M/V ENERGY ENTERPRISE.

    (b) Making of the Loan. Each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrowers that, subject to and upon the terms of this Agreement, it will on the Drawdown Date make its portion of the Loan available through the Facility Agent to the Borrowers in an amount not to exceed its Commitment ratably with the other Lenders according to their respective Commitments.

3.2 Drawdown Notice. The Borrowers shall, in respect of the Loan, serve a written notice (a "Drawdown Notice") on the Facility Agent (which shall promptly furnish a copy to each Lender) not later than 10:00 A.M., New York City time, at least three (3) Banking Days prior to the date of the proposed drawdown of the Loan. The Drawdown Notice shall specify (a) the date of the proposed borrowing (which shall be a Banking Day), (b) the principal amount of the Loan to be made by the Lenders on that date, (c) the Interest Period requested by the Borrowers, and (d) the disbursement instructions for the proceeds of such Loan. The Drawdown Notice shall be effective upon receipt by the Facility Agent, shall be irrevocable and shall be in the form set out in Exhibit B.

3.3 Effect of Drawdown Notice. Such Drawdown Notice shall be deemed to constitute a warranty by the Borrowers (a) that the representations and warranties stated in Section 2 (updated mutatis mutandis) are true and correct on and as of the date of such Drawdown Notice and will be true and correct on and as of relevant Drawdown Date as if made on such date, and (b) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

3.4 Additional Note. At the direction of the Facility Agent, the Borrowers shall duly execute and deliver to a Lender a promissory note in favor of such Lender evidencing the portion of the Loan owing by the Borrowers to such Lender pursuant to this Agreement; provided, however, that such note be deemed to be part of the Note and shall not in any way increase the obligations of the Borrowers under this Agreement or the Note.

3.5 Several Obligations. The failure of any Lender to make its pro rata portion of the Loan on the date specified therefor shall not relieve any other Lender of its obligation to make its pro rata portion of the Loan on such date, and none of the Agents nor any Lender shall be responsible for the failure of any other Lender to make its pro rata portion of the Loan.

3.6 Pro Rata Treatment. The borrowing from the Lenders hereunder shall be made from the Lenders, each payment of other fees and expenses under Section 14 shall be made for account of the Lenders, and any reduction of the amount of the Commitments shall be applied to the Commitments of the Lenders, pro rata, according to the amounts of their respective Commitments; each payment or prepayment of principal of the Loan by the Borrowers shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts thereof held by the Lenders; and each payment of interest on the Loan by the Borrowers shall be made for the account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders.

3.7 Funding of Advances. Upon receipt of a Drawdown Notice, the Facility Agent shall promptly notify each Lender of the contents thereof and of such Lender's share of the Loan.

            (a) Not later than 11:00 A.M. New York City time on the Drawdown Date, each Lender shall make available its share of the Loan, in Federal or other funds immediately available in New York City, to the Facility Agent at its address set forth on Schedule I or to such account of the Facility Agent most recently designated by it for such purpose by notice to the Lenders. Unless the Facility Agent determines that any applicable condition specified in Section 4.1 or 4.2 has not been satisfied, the Facility Agent will make the funds so received from the Lenders available to the Borrowers at the aforesaid address, subject to the receipt of funds by the Facility Agent as provided in the immediately preceding sentence, not later than 2:30 P.M. New York City time on the Drawdown Date, and in any event as soon as practicable after receipt.

            (b) Unless the Facility Agent shall have received notice from a Lender prior to the Drawdown Date that such Lender will not make available to the Facility Agent such Lender's share of the Loan, the Facility Agent may assume that such Lender has made such share available to the Facility Agent on the Drawdown Date in accordance with subsections (a) and (b) of this Section 3.7 and the Facility Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Facility Agent, such Lender and the Borrowers (but without duplication) severally agree to repay to the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Facility Agent as calculated by the Facility Agent to reflect its cost of funds. If such Lender shall repay to the Facility Agent such corresponding amount, such amount so repaid shall constitute such Lender's share in the Loan included in the Loan for purposes of this Agreement as of the date the Loan was made. Nothing in this subsection (d) shall be deemed to relieve any Lender of its obligation to make the Loan to the extent provided in this Agreement. In the event that the Borrowers are required to repay the Loan to the Facility Agent pursuant to this
Section 3.7(b), as between the Borrowers and the defaulting Lender, the liability for any breakage costs as described in Section 12.6 shall be borne by the defaulting Lender. If the defaulting Lender has not paid any such breakage costs upon demand by the Facility Agent therefor, the Borrowers shall pay such breakage costs upon demand by the Facility Agent and the Borrowers shall be entitled to recover any such payment for breakage costs made by the Borrowers from the defaulting Lender.

4.       CONDITIONS

4.1 Conditions Precedent to the Effectiveness of this Agreement. The obligation of the Lenders to make the Loan available to the Borrowers under this Agreement shall be expressly subject to the following conditions precedent:

            (a) Corporate Authority. The Facility Agent shall have received the following documents in form and substance satisfactory to the Facility Agent and its legal advisers:

            (i) copies, certified as true and complete by an officer of each of the Security Parties, of the resolutions of its board of directors and, other than ISH, shareholders evidencing approval of the Transaction Documents to which each is a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, including the execution of the Drawdown Notice and any Interest Notice;

            (ii) copies, certified as true and complete by an officer of each of the Security Parties, of the certificate or articles of incorporation and by-laws or similar constituent document thereof;

            (iii) certificate of the jurisdiction of incorporation or formation, as the case may be, of each Security Party as to the good standing thereof; and

            (iv) a certificate signed by the Chairman, President, Treasurer, Comptroller, Controller or chief financial officer of each of the Security Parties to the effect that (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties of such Security Party contained in this Agreement are true and correct as of the date of such certificate.

            (b) The Agreement. Each of the Security Parties shall have duly executed and delivered this Agreement to the Facility Agent.

            (c) The Note. The Borrowers shall have duly executed and delivered the Note to the Facility Agent.

            (d) The Creditors. The Facility Agent shall have received executed counterparts of this Agreement from each of the Lenders (or, in the case of any Lender as to which an executed counterpart shall not have been received, the Facility Agent shall have received in form satisfactory to it a telex, facsimile or other written confirmation from such Lender of the execution of a counterpart of this Agreement by such Lender).

            (e) Fees. The Creditors shall have received payment in full of all fees and expenses due to each thereof pursuant to the terms hereof on the date when due including, without limitation, all fees and expenses due under Section 14.

            (f) Environmental Claims. The Lenders shall be satisfied that none of the Security Parties is subject to any Environmental Claim which could reasonably be expected to have a Material Adverse Effect.

            (g) Legal Opinions. The Facility Agent, on behalf of the Agents and the Lenders, shall have received opinions addressed to the Facility Agent from
(i) Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., special counsel to the Security Parties, (ii) Seward & Kissel LLP, special counsel to the Agents and the Lenders, and (iii) Galindo, Arias & Lopez, special Panamanian counsel to the Agents and the Lenders, in each case in such form as the Facility Agent may require, as well as such other legal opinions as the Lenders shall have required as to all or any matters under the laws of the Republic of the Marshall Islands, the Republic of Panama, the State of Delaware, the United States of America and the State of New York covering certain of the conditions and representations and warranties which are the subjects of Sections 2 and 4, respectively.

            (h) Officer's Certificate. The Facility Agent shall have received a certificate signed by the President or other duly authorized executive officer of each of the Borrowers certifying that under applicable law existing on the date hereof, such Borrower shall not be compelled by law to withhold or deduct any Taxes from any amounts to become payable to the Facility Agent for the account of the Creditors hereunder.

            (i) Vessel Documents. The Security Trustee shall have received evidence satisfactory to it and its counsel that each Vessel:

            (i) is in the sole and absolute ownership of the relevant Borrower as set forth in Schedule III and is duly registered in such Borrower's name under United States or Panamanian flag, as the case may be, free of all liens and encumbrances of record other than its Mortgage;

            (ii) is insured in accordance with the provisions of its Mortgage and all requirements of its Mortgage in respect of such insurance have been fulfilled (including, but not limited to, letters of undertaking from the insurance brokers, including confirmation notices of assignment, notices of cancellation and loss payable clauses acceptable to the Lenders);

            (iii) is classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any material outstanding recommendations; and

            (iv) is operationally seaworthy and in every way fit for its intended service;

            (j) Security Documents. Each of the Borrowers shall have executed and delivered to the Security Trustee:

            (i) the Mortgage on each of its Vessels, which shall have been recorded in accordance with the laws of the Republic of Panama or the United States, as the case may be, so as to constitute a first preferred mortgage lien under Panamanian or United States law and, in the case of the Vessels registered in Panama, also a foreign "preferred mortgage" under Chapter 313 of Title 46 of the United States Code (46 U.S.C. Sections 3101 et seq.);

            (ii) the Insurances Assignment in respect of each Vessel owned thereby;

            (iii) the Earnings Assignment in respect of each Vessel owned thereby;

            (iv) the Assignment Notices with respect to each Vessel owned thereby; and

            (v) such Uniform Commercial Code Financing Statements (Forms UCC-1) as the Facility Agent shall require.

            (k) Vessel Appraisals. The Facility Agent shall have received appraisals, in form and substance satisfactory to the Facility Agent, as to the Fair Market Value of each Vessel.

            (l) ISM DOC. To the extent required to be obtained by the ISM Code the Security Trustee shall have received a copy of the DOC for each Vessel.

            (m) Evidence of Current COFR.(n) The Facility Agent shall have received copies of the current Certificate of Financial Responsibility pursuant to the Oil Pollution Act 1990 for each of the Vessels.

            (n) Vessel Liens. The Facility Agent shall have received evidence satisfactory to it and to its legal advisor that, save for the liens created by the Mortgages and the Assignments, there are no liens, charges or encumbrances of any kind whatsoever on any of the Vessels or on their respective earnings except as permitted hereby or by any of the Security Documents.

            (o) Charters; Pooling Agreements. The Security Parties shall for each of the Vessels have delivered to the Agent true and complete copies of (i) all charters having a term longer than twelve (12) months from the date of execution and (ii) all vessel pooling agreements, in each case to which any Security Party is a party.

            (p) Manager's Undertaking. The Security Trustee shall have received the executed Manager's Undertaking from the managers of each of the Vessels.

4.2 Further Conditions Precedent. On the Drawdown Date, the obligation of the Lenders to make the Loan available to the Borrowers shall also be expressly conditional upon:

            (a) Drawdown Notice. The Facility Agent having received a Drawdown Notice in accordance with the terms of Section 3.2.

            (b) Representations and Warranties True. The representations stated in Section 2 being true and correct as if made on that date.

            (c) No Default. No Default or Event of Default having occurred and being continuing or would result from the making of the Loan.

4.3 Breakfunding Costs. In the event that, on the date specified for the making of the Loan in the Drawdown Notice, the Lenders shall not be obliged under this Agreement to make the Loan available under this Agreement, the Borrowers shall indemnify and hold the Lenders fully harmless against any losses which the Lenders (or any thereof) may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement of such Drawdown Notice and the certificate of the relevant Lender or Lenders shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any such losses.

4.4 Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Agreement, in the event all of the Lenders elect, in their sole discretion, to make the Loan prior to the satisfaction of all or any of the conditions referred to in Sections 4.1 and 4.2, the Borrowers hereby covenant and undertake to satisfy or procure the satisfaction of such condition or conditions within seven (7) days after the Drawdown Date (or such longer period as the Majority Lenders, in their sole discretion, may agree).

5. REPAYMENT AND PREPAYMENT

5.1 Repayment. The Borrowers jointly and severally agree to repay the principal amount of the Loan with interest thereon in forty (40) consecutive quarterly installments on the Repayment Dates commencing on the Initial Repayment Date, the first thirty-nine (39) of which shall be in the principal amount of One Million Eight Hundred and Sixty Seven Thousand Dollars ($1,867,000) and the fortieth (40th) and last installment shall be in a principal amount sufficient to repay the unpaid principal amount of the Loan. Any amounts due under this Agreement not paid when due, whether by acceleration or otherwise, shall bear interest thereafter until paid at the Default Rate.

5.2 Voluntary Prepayment. The Borrowers may, at their option, on any Banking Day, prepay all or any portion of the principal of the Loan Balance. The Borrowers shall compensate the Lenders or any thereof for any loss, cost or expense incurred by them as a result of a prepayment made on any day other than the last day of an Interest Period in accordance with the provisions of Section
12.6. Prepayments made on the last day of any Interest Period shall be without penalty or premium. Any prepayment shall be in an integral multiple of Five Hundred Thousand Dollars ($500,000) with a minimum amount of Five Hundred Thousand Dollars ($500,000). The Borrowers shall give to the Facility Agent (which shall promptly furnish a copy to each Lender) not less than seven (7) Banking Days prior written notice of any such prepayment (which notice shall be irrevocable and shall specify the date and amount of prepayment). Any amounts received by the Lenders as a prepayment of the principal of the Loan under this
Section 5.2 shall be applied to the unpaid quarterly installments of principal due on the Note in the inverse order of their maturities.

5.3 Mandatory Prepayment; Sale or Loss of Vessel. Upon (i) the sale of a Vessel or (ii) the earlier of (x) ninety (90) days after the Total Loss (as such term is defined in the Mortgages) of a Vessel or (y) the date on which the insurance proceeds in respect of such loss are received by the Borrowers or the Security Trustee as assignee thereof, the Borrowers shall repay the outstanding Loan Balance in an amount equal to the net sale proceeds or the net insurance proceeds due, as the case may be, such prepayment to be applied to the unpaid quarterly installments of principal in the inverse order of their maturities; provided, however, in the case of a sale of a Vessel, if the net proceeds from such sale are less than the Financed Amount for such Vessel, the Borrowers shall repay an amount equal to such shortfall prior to the release of the mortgage on such Vessel by the Security Trustee; provided, further, that if all Vessels have been sold or lost, the Borrowers shall repay the entire remaining outstanding Loan Balance. So long as no event has occurred which constitutes or, with giving of notice or lapse of time or both, would constitute an Event of Default or which adversely affect the Borrowers' ability to perform its obligations under this Agreement, the Note and the Security Documents or any of them, any surplus proceeds shall be paid to the Borrowers.

5.4 Prepayments Generally. Any and all prepayments hereunder, whether mandatory or voluntary, are subject to the following:

            (a) any amounts prepaid shall not be available for reborrowing; and

            (b) on the date of prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to the portion of the principal being prepaid together with any loss incurred by the Lenders in connection with any breaking of funding.

5.5 Borrowers' Obligation Absolute. The Borrowers' obligation to pay each Creditor hereunder and under the Note shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers or any of them may have or may have had against the Creditors.

6. INTEREST AND RATE

6.1 Payment of Interest; Interest Rate. (a) (a) Each Borrower hereby promises to pay to the Lenders interest on the unpaid principal amount of the Loan Balance for the period commencing on the Drawdown Date until but not including the stated maturity thereof (whether by acceleration or otherwise) or the date of prepayment thereof at the Applicable Rate which shall be the rate per annum which is equal to the aggregate of (a) the LIBOR Rate for the relevant Interest Period plus (b) the Applicable Margin. The Applicable Rate with respect to the Loan shall be determined by the Facility Agent two Banking Days prior to the first day of each relevant Interest Period. The Facility Agent shall promptly notify the Borrowers and the Lenders in writing of the Applicable Rate and the duration of each Interest Period as and when determined. Each such determination, absent manifest error, shall be conclusive and binding upon the Borrowers.

            (b) Notwithstanding the foregoing, the Borrower agrees that after the occurrence and during the continuance of an Event of Default, the Loan Balance shall bear interest at a rate per annum equal to the greater of (A) the Default Rate and (B) two percent (2%) plus the sum of (x) the Applicable Margin plus (y) the LIBOR Rate for overnight or weekend deposits. In addition, the Borrowers hereby promise to pay interest (to the extent that the payment of such interest shall be legally enforceable) on any overdue interest, and on any other amount payable by the Borrower hereunder which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until but not including the date the same is paid in full at the Default Rate.

            (c) Except as provided in the next sentence, accrued interest on the Loan Balance shall be payable (i) on the last day of each Interest Period, except that if the Borrowers shall select an Interest Period in excess of three
(3) months, accrued interest shall be payable during such Interest Period on each three (3) month anniversary of the commencement of such Interest Period and upon the last day of such Interest Period, and (ii) with each repayment of principal thereof. Interest payable at the Default Rate shall be payable from time to time on demand of the Facility Agent.

6.2 Maximum Interest. Anything in this Agreement or the Note to the contrary notwithstanding, the interest rate on the Loan shall in no event be in excess of the maximum rate permitted by Applicable Law.

7. PAYMENTS

7.1 Place of Payments, No Set Off. All payments to be made hereunder by the Borrowers shall be made to the Facility Agent, not later than 10 a.m. New York City time (any payment received after 10 a.m. New York City time shall be deemed to have been paid on the next Banking Day) on the due date of such payment, at its office located at 8 Canada Square, London E14 5HQ, United Kingdom or to such other office of the Facility Agent as the Facility Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction for, any Taxes, provided, however, that if the Borrowers shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders hereunder, then the Borrowers shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrowers shall promptly send to the Facility Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lenders.

7.2 Tax Credits. If any Lender obtains the benefit of a credit against the liability thereof for federal income taxes imposed by any taxing authority for all or part of the Taxes as to which the Borrowers have paid additional amounts as aforesaid (and each Lender agrees to use its best efforts to obtain the benefit of any such credit which may be available to it, provided it has knowledge that such credit is in fact available to it), then such Lender shall reimburse the Borrowers for the amount of the credit so obtained. Each Lender agrees that in the event that Taxes are imposed on account of the situs of its loans hereunder, such Lender, upon acquiring knowledge of such event, shall, if commercially reasonable, shift such loans on its books to another office of such Lender so as to avoid the imposition of such Taxes.

7.3 Computations; Banking Days.

            (a) All computations of interest and fees shall be made by the Facility Agent or the Lenders, as the case may be, on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest or fees are payable. Each determination by the Facility Agent or the Lenders of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (b) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Banking Day, such payment shall be due and payable on the next succeeding Banking Day unless the next succeeding Banking Day falls in the following calendar month, in which case it shall be payable on the immediately preceding Banking Day.

8. EVENTS OF DEFAULT

8.1 Events of Default. In the event that any of the following events shall occur and be continuing:

            (a) Principal Payments. Any principal of the Loan is not paid on the due date therefor; or

            (b) Interest and other Payments. Any interest on the Loan or any other amount becoming payable under this Agreement and under any Transaction Document or under any of them, is not paid within three (3) Banking Days from the date when due; or

            (c) Representations, etc. Any representation, warranty or other statement made by any of the Security Parties in this Agreement or in any other instrument, document or other agreement delivered in connection herewith proves to have been untrue or misleading in any material respect as at the date as of which it was made; or

            (d) Impossibility, Illegality. It becomes impossible or unlawful for any of the Security Parties to fulfill any of the covenants and obligations contained herein or in any Transaction Document, or for any of the Lenders to exercise any of the rights vested in any of them hereunder or under the other Transaction Documents and such impossibility or illegality, in the reasonable opinion of such Lender, will have a Material Adverse Effect on any of its rights hereunder or under the other Transaction Documents or on any of its rights to enforce any thereof; or

            (e) Mortgage. There is any default under any Mortgage; or

            (f) Certain Covenants. Any Security Party defaults in the performance or observance of any covenant contained in Section 9.1(b), 9.1(m), 9.1(q) through (t) inclusive and 9.2(k); or

            (g) Covenants. One or more of the Security Parties default in the performance of any term, covenant or agreement contained in this Agreement or in the other Transaction Documents, or in any other instrument, document or other agreement delivered in connection herewith or therewith, in each case other than an Event of Default referred to elsewhere in this Section 8.1, and such default continues unremedied for a period of fifteen (15) days after written notice thereof has been given to the relevant Security Party or Parties by the Facility Agent at the request of any Lender; or

            (h) Indebtedness and Other Obligations. Any Security Party defaults in the payment when due (subject to any applicable grace period) of any Indebtedness or of any other indebtedness, in either case, in an outstanding principal amount equal to or exceeding Two Million Dollars ($2,000,000) or such Indebtedness or other indebtedness is, or by reason of such default is subject to being, accelerated or any party becomes entitled to enforce the security for any such Indebtedness or other indebtedness and such party shall take steps to enforce the same, unless such default or enforcement is being contested in good faith and by appropriate proceedings or other acts and such Security Party has set aside on its books adequate reserves with respect thereto; or

            (i) Bankruptcy. Any Security Party commences any proceedings relating to any substantial portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (a "Proceeding"), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of sixty (60) days; or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of sixty (60) days; or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or to the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or any substantial portion of its property; or

            (j) Judgments. Any judgment or order is made the effect whereof would be to render invalid this Agreement or any other Transaction Document or any material provision thereof or any Security Party asserts that any such agreement or provision thereof is invalid; or judgments or orders for the payment of money (not paid or fully covered by insurance, subject to applicable deductibles) in excess of $2,500,000 in the aggregate for ISH or its Subsidiaries (or its equivalent in any other currency) shall be rendered against ISH and/or any of its Subsidiaries and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

            (k) Inability to Pay Debts. Any Security Party is unable to pay or admits its inability to pay its debts as they fall due or a moratorium shall be declared in respect of any Indebtedness of any thereof; or

            (l) Termination of Operations; Sale of Assets. Except as expressly permitted under this Agreement, any Security Party ceases its operations or sells or otherwise disposes of all or substantially all of its assets or all or substantially all of the assets of any Security Party are seized or otherwise appropriated; or

            (m) Change in Financial Position. Any change in the financial position of any Security Party which, in the reasonable opinion of the Majority Lenders, shall have a Material Adverse Effect; or

            (n) Cross-Default. Any Security Party defaults under any material contract or agreement to which it is a party or by which it is bound; or

            (o) ERISA Debt. Any member of the ERISA Group or any ERISA Affiliate shall (i) fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it or they shall have become liable to pay under Title IV of ERISA or (ii) any member of the ERISA Group or any ERISA Affiliate, individually or collectively, shall incur, or shall reasonably expect to incur, any Withdrawal Liability or liability upon the happening of a Termination Event and the aggregate of all such Withdrawal Liabilities and such other liabilities shall be in excess of $10,000,000;

then, the Lenders' obligation to make the Loan available shall cease and the Facility Agent on behalf of the Lenders may, with the Majority Lenders' consent and shall, upon the Majority Lenders' instruction, by notice to the Borrowers, declare the entire Loan Balance, accrued interest and any other sums payable by the Borrowers hereunder, under the Note and under the other Transaction Documents due and payable whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subclauses (i) or (k) of this Section 8.1, the Loan Balance, accrued interest and any other sums payable by the Borrowers hereunder, under the Note and under the other Transaction Documents shall be immediately due and payable without declaration, presentment, demand, protest or other notice to the Borrowers all of which are expressly waived. In such event, the Creditors, or any thereof, may proceed to protect and enforce their respective rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement or in the Note or in any other Transaction Document or in aid of the exercise of any power granted herein or therein, or the Lenders or the Facility Agent may proceed to enforce the payment of the Note when due or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted by Applicable Law for the collection of all sums due, or so declared due, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrowers to any of the Creditors hereunder, under the Note and/or under the other Transaction Documents (whether or not then due) all moneys and other amounts of the Borrower then or thereafter in possession of any Creditor, the balance of any deposit account (demand or time, matured or unmatured) of the Borrowers then or thereafter with any Creditor and every other claim of the Borrowers then or thereafter against any of the Creditors.

8.2 Indemnification. The Borrowers jointly and severally agree to, and shall, indemnify and hold each of the Creditors harmless against any loss, as well as against any reasonable costs or expenses (including reasonable legal fees and expenses), which any of the Creditors sustains or incurs as a consequence of any default in payment of the principal amount of the Loan, interest accrued thereon or any other amount payable hereunder, under the Note or under the other Transaction Documents including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Loan or any portion thereof. Any Creditor's certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Borrowers.

8.3 Application of Moneys. Except as otherwise provided in any Security Document, all moneys received by the Creditors under or pursuant to this Agreement, the Note or any of the Security Documents after the happening of any Event of Default (unless cured to the satisfaction of the Majority Lenders) shall be applied by the Facility Agent in the following manner

            (a) first, in or towards the payment or reimbursement of any expenses or liabilities incurred by any of the Creditors in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder, under the Note and under the other Transaction Documents;

            (b) secondly, in or towards payment of any interest owing in respect of the Loan;

            (c) thirdly, in or towards repayment of the principal of the Loan;

            (d) fourthly, in or towards payment of all other sums which may be owing to any of the Creditors under this Agreement, under the Note and under the other Transaction Documents; and

            (e) fifthly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled thereto.

9. COVENANTS

9.1 Affirmative Covenants. Each of the Security Parties hereby jointly and severally covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or

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

other moneys are owing in respect of this Agreement, the Note or any of the Security Documents, it will:

            (a) Performance of Agreements. Duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Lenders) of, the terms of this Agreement, the Note and the Security Documents;

            (b) Notice of Default, etc. Promptly upon obtaining knowledge thereof, inform the Facility Agent of the occurrence of (a) any Event of Default or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or threatened against any Security Party which could reasonably be expected to have a Material Adverse Effect, (c) the withdrawal of any Vessel's rating by its Classification Society or the issuance by the Classification Society of any material recommendation or notation affecting class and (d) any other event or condition which is reasonably likely to have a Material Adverse Effect, in each case promptly, and in any event within three
(3) Banking Days after becoming aware of the occurrence thereof;

            (c) Obtain Consents. Without prejudice to Section 2.1 and this
Section 9.1, obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its and the other Security Parties' respective obligations under this Agreement, under the Note and under the Security Documents;

            (d) Financial Information. Deliver to the Facility Agent with sufficient copies for the Lenders to be distributed to the Lenders by the Facility Agent promptly upon the receipt thereof:

            (i) as soon as available but not later than ninety (90) days after the end of each fiscal year of ISH, complete copies of the consolidated financial reports of ISH and its Subsidiaries together with separate financial reports of each Borrower (together with a Compliance Certificate), all in reasonable detail which shall include at least the consolidated balance sheet of ISH and its Subsidiaries and balance sheets for the Borrowers as of the end of such year and the related statements of income and sources and uses of funds for such year, each as prepared in accordance with GAAP, all in reasonable detail, which shall be audited reports prepared by an Acceptable Accounting Firm;

            (ii) as soon as available, but not less than forty-five (45) days after the end of each of the first three quarters of each fiscal year of ISH, a quarterly interim balance sheets and profit and loss statements of ISH and its Subsidiaries and the related profit and loss statements and sources and uses of funds (together with a Compliance Certificate), all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of ISH;

            (iii) promptly upon the mailing thereof to the shareholders of the
                  ISH, copies of all financial statements, reports, proxy statements and other communications provided to ISH's shareholders;

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

            (iv) within ten (10) days of the ISH's receipt thereof, copies of all audit letters or other correspondence from any external auditors including material financial information in respect of ISH and its Subsidiaries; and

            (v) such other statements (including, without limitation, monthly consolidated statements of operating revenues and expenses), lists of assets and accounts, budgets, forecasts, reports and other financial information with respect to its business as the Facility Agent may from time to time reasonably request, certified to be true and complete by the chief financial officer of ISH;

            (e) Vessel Valuations. For inclusion with each Compliance Certificate delivered pursuant to Section 9.1(d)(i), and in any event upon the reasonable request of the Facility Agent, the Borrowers shall obtain appraisals of the Fair Market Value of the Vessels. One of such valuations in any year is to be at the Borrowers' cost, provided, that following and during the continuance of any Event of Default even if such Event of Default has been waived by the Lenders, all such valuations are to be at the Borrowers' cost. In the event the Borrowers fail or refuse to obtain the valuations requested pursuant to this Section 9.1 within ten (10) days of the Facility Agent's request therefor, the Facility Agent will be authorized to obtain such valuations, at the Borrower's cost, from one approved ship brokers listed on
Schedule IV, which valuations shall be deemed the equivalent of valuations duly obtained by the Borrowers pursuant to this Section 9.1(e), but the Facility Agent's actions in doing so shall not excuse any default of the Borrowers under this Section 9.1(e);

            (f) Corporate Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all licenses, franchises, permits and assets necessary to the conduct of its business;

            (g) Books and Records. At all times keep proper books of record and account into which full and correct entries shall be made in accordance with GAAP;

            (h) Taxes and Assessments. Pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

            (i) Inspection. Allow any representative or representatives designated by the Facility Agent, subject to applicable laws and regulations, to visit and inspect any of its properties, and, on request, to examine its books of account, records, reports and other papers and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Facility Agent reasonably requests;

            (j) Inspection and Survey Reports. If the Lenders shall so request, the Borrowers shall provide the Lenders with copies of all internally generated inspection or survey reports on the Vessels;

            (k) Compliance with Statutes, Agreements, etc. Do or cause to be done all things necessary to comply with all material contracts or agreements to which any of the Security Parties is a party, and all material laws, and the rules and regulations thereunder, applicable to such Security Party, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters except where failure to do so would not be reasonably likely to have a Material Adverse Effect;

            (l) Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Facility Agent a certificate of a chief executive officer of ISH, specifying in detail the nature of such condition and its proposed response or the proposed response of any Environmental Affiliate:
(a) its receipt or the receipt by any Environmental Affiliate of any written communication whatsoever that alleges that such Person is not in compliance with any applicable Environmental Law or Environmental Approval, if such noncompliance could reasonably be expected to have a Material Adverse Effect,
(b) knowledge by it or any Environmental Affiliate that there exists any Environmental Claim pending or threatened against any such Person, which could reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it or against any Environmental Affiliate, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Facility Agent, the Borrower will submit to the Facility Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

            (m) Insurance. Maintain with financially sound and reputable insurance companies insurance on all its properties and against all such risks and in at least such amounts and with such deductibles as are usually insured against by companies of established reputation engaged in the same or similar business from time to time;

            (n) Vessel Management. Cause the Vessels to be managed both commercially and technically by ISH, a wholly-owned subsidiary thereof or its existing manager;

            (o) Brokerage Commissions, etc. Indemnify and hold each of the Agents and the Lenders harmless from any claim for any brokerage commission, fee or compensation from any broker or third party resulting from the transactions contemplated hereby;

            (p) ISM and ISPS Code Matters. (i) Procure that the Operator will comply with and ensure that each of the Vessels will comply with the requirements of the ISM Code, ISPS Code and MTSA in accordance with the implementation schedules thereof, including (but not limited to) the maintenance and renewal of valid certificates, and when required, security plans, pursuant thereto throughout the Loan Period; and (ii) will procure that the Operator will immediately inform the Facility Agent if there is any threatened or actual withdrawal of its DOC, SMC or the ISSC in respect of any Vessel; and (iii) will procure that the Operator will promptly inform the Facility Agent upon the issuance to the relevant Borrower or Operator of a DOC and to any Vessel of an SMC or ISSC;

            (q) Consolidated Indebtedness to Consolidated EBITDA Ratio. In the case of the Guarantor, maintain, on a consolidated basis, a ratio of Consolidated Indebtedness to Consolidated

EBITDA of not more than 4.25 to 1.00, as measured at the end of each fiscal quarter based on the four most recent fiscal quarters for which financial information is available;

            (r) Working Capital. In the case of the Guarantor, maintain on a consolidated basis a ratio of current assets to current liabilities of not less than 1.00 to 1.00, as measured at the end of each fiscal quarter;

            (s) Consolidated Tangible Net Worth. In the case of the Guarantor, maintain a Consolidated Tangible Net Worth, as measured at the end of each fiscal quarter, in an amount of not less than the sum of One Hundred Ten Million Dollars ($110,000,000) and 50% of all net income of ISH (on a consolidated basis) earned after October 1, 2003;

            (t) Consolidated EBITDA to Interest Expense. In the case of the Guarantor, maintain a ratio of Consolidated EBITDA to Interest Expense of not less than 2.50 to 1.00, measured each fiscal quarter based on the four most recent fiscal quarters for which financial information is available;

            (u) ERISA. Forthwith upon learning of the occurrence of any material liability of any member of the ERISA Group or any ERISA Affiliate pursuant to ERISA in connection with the termination of any Plan or withdrawal or partial withdrawal of any multi-employer plan (as defined in ERISA) or of a failure to satisfy the minimum funding standards of Section 412 of the Code or Part 3 of Title I of ERISA by any Plan for which any member of the ERISA Group or any ERISA Affiliate is plan administrator (as defined in ERISA), furnish or cause to be furnished to the Lenders written notice thereof; and

            (v) Evidence of Current COFR. If the Lenders shall so request, provide the Lenders with copies of the current Certificate of Financial Responsibility pursuant to the Oil Pollution Act 1990 for each of the Vessels.

9.2 Negative Covenants. Each of the Security Parties hereby jointly and severally covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any other Transaction Documents, it will not, without the prior written consent of the Majority Lenders (or all of the Lenders if required pursuant to Section 16.8):

            (a) Liens. Create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any Collateral or, in respect of the Borrowers and the Guarantor, other property except:

            (i)   liens disclosed in Schedule V;

            (ii) liens to secure Indebtedness under Section 9.2(i), such liens to be limited to the vessels constructed or acquired;

            (iii) liens for taxes not yet payable for which adequate reserves have been maintained;

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

            (iv) the Mortgages, the Assignments and other liens in favor of the Security Trustee or the Lenders;

            (v) liens, charges and encumbrances against the Vessels permitted to exist under the terms of the Mortgages;

            (vi) pledges of certificates of deposit or other cash collateral securing reimbursement obligations in connection with letters of credit now or hereinafter issued for its account in connection with the establishment of its financial responsibility under 33C.F.R. Part 130 or 46 C.F.R. Part 540, as the case may be, as the same may be amended and replaced;

            (vii) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen's or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which it is the principal, as to all of the foregoing, only to the extent arising and continuing in the ordinary course of business; and

            (viii)other liens, charges and encumbrances incidental to the conduct of its business, the ownership of its property and assets and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

            (b) Change of Flag, Class, Management or Ownership. Change the flag of any of the Vessels other than to a jurisdiction reasonably acceptable to the Lenders, their Classification Society other than to another member of the International Association of Classification Societies, the technical management of any Vessel other than to one or more technical management companies reasonably acceptable to the Lenders or the immediate or ultimate ownership of any Vessel;

            (c) Chartering. Enter into any demise or bareboat charter with any party other than ISH or its Subsidiaries with respect to any Vessel having a duration of, including any options to extend such charter, more than twenty-five
(25) months without the prior consent of the Facility Agent, which consent shall not be unreasonably withheld;

            (d) Change in Business. Materially change the nature of its business or commence any business materially different from its current business;

            (e) Sale of Assets. Other than as reasonably acceptable to the Majority Lenders, sell, or otherwise dispose of, any Vessel or any other asset (including by way of spin-off, installment sale or otherwise) which is substantial in relation to its assets taken as a whole; provided, however, that the Borrowers may sell any Vessel to a third party in an arm's length transaction provided that the proceeds of such sale are distributed in accordance with Section 5.3 of this Agreement;

            (f) Changes in Offices or Names. Change the location of its chief executive office, its chief place of business or the office in which its records relating to the earnings or insurances of the Vessels are kept or change its name unless the Lenders shall have received sixty (60) days prior written notice of such change;

            (g) Consolidation and Merger. Consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into it; provided, however, that the Guarantor may merge with any Subsidiary or any other Person if (A) at the time of such transaction and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing, (B) the surviving entity of such consolidation or merger shall be the Guarantor and (C) after giving effect to the transaction, the Guarantor's Consolidated Tangible Net Worth shall be greater or equal to its Consolidated Tangible Net Worth prior to the merger;

            (h) Change Fiscal Year. In the case of the Guarantor, change its fiscal year;

            (i) Indebtedness. In the case of the Borrowers, incur any new Indebtedness other than Indebtedness incurred to finance the acquisition and/or construction of any vessels, provided that the principal amount of such Indebtedness shall not exceed eighty percent (80%) of such acquisition and/or construction price; and

            (j) Limitations on Ability to Make Distributions. Except as provided in Section 13(c)(1) of the Title XI Agreement, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to pay dividends or make any other distributions on its capital stock or limited liability company interests, as the case may be, to the Borrowers or the Guarantor.

            (k) Change of Control. Cause or permit a Change of Control.

            (l) No Money Laundering. Contravene any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities) and comparable United States Federal and state laws.

9.3 Asset Maintenance. If at any time during the Loan Period, the aggregate Fair Market Value of the Vessels (to be determined annually by the appraisals delivered pursuant to Section 9.1(e)) (together with the value of any additional collateral theretofore provided under this Section) is less than one hundred and twenty five percent (125%) of the Loan Balance together with accrued and unpaid interest thereon in accordance with Section 6.1 (such percentage herein called the "Required Percentage"), the Borrowers shall, within a period of thirty (30) days following receipt by the Borrowers of written notice from the Facility Agent notifying the Borrowers of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed conclusive and binding on the Borrowers) either (a) deliver to the Security Trustee, such additional collateral as may be satisfactory to the Lenders in their sole discretion of sufficient value to restore compliance with the Required Percentage or (b) prepay the Loan Balance or part thereof (together with interest thereon and any monies payable in respect of such prepayment pursuant to Section 5.4) as shall result in the Fair Market Value of the Vessels then mortgaged to the Security Trustee being not less than the Required Percentage.

9.4 Post-Closing Covenant Within ninety (90) days of provisional registration of the Panamanian Mortgage, the Borrowers shall cause (i) the Panamanian Mortgage to be permanently

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

recorded and (ii) deliver to the Facility Agent a favorable opinion, in form and substance satisfactory to the Lenders, of Panamanian counsel with respect thereto.

10. GUARANTEE

10.1 The Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees to each of the Creditors and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loan made by the Lenders to the Borrowers and evidenced by the Note and all other amounts from time to time owing to the Creditors by the Borrowers under this Agreement, under the Note and under any of the Security Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

10.2 Obligations Unconditional. The obligations of the Guarantor under Section
10.1 are absolute, unconditional and irrevocable, irrespective of the value, genuiness, validity, regularity or enforceability of the obligations of the Borrowers under this Agreement, the Note or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of, or security for, any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 10.2 that the obligations of the Guarantor hereunder shall be absolute, unconditional and irrevocable, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute, unconditional and irrevocable as described above:

            a) at any time or from time to time, without notice to the
               Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            b) any of the acts mentioned in any of the provisions of this
               Agreement or the Note or any other agreement or instrument referred to herein or therein shall be done or omitted;

            c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged, in whole or in part, or otherwise dealt with; or

            d) any lien or security interest granted to, or in favor of, the
               Security Trustee or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Agent, the Security Trustee or any Lender exhaust any right, power or remedy or proceed against the Borrowers under this Agreement or the Note or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

10.3 Reinstatement. The obligations of the Guarantor under this Section 10 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any Proceedings and the Guarantor agrees that it will indemnify each Creditor on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by such Creditor in connection with such recission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

10.4 Subrogation. The Guarantor hereby irrevocably waives, but only until all amounts payable hereunder by the Guarantor to the Creditors (or any of them) have been paid in full, any and all rights to which any of them may be entitled by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Borrowers with respect to such payment or to be reimbursed, indemnified or exonerated by the Borrowers in respect thereof.

10.5 Remedies. The Guarantor agrees that, as between the Guarantor and the Lenders, the obligations of the Borrowers under this Agreement and the Note may be declared to be forthwith due and payable as provided in Section 8 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8) for purposes of Section 10.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantor for purposes of Section 10.1.

10.6 Instrument for the Payment of Money. The Guarantor hereby acknowledges that the guarantee in this Clause 10 constitutes an instrument for the payment of money, and consents and agrees that any Creditor, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

10.7 Continuing Guarantee. The guarantee in this Section 10 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

11. ASSIGNMENT.

            This Agreement shall be binding upon, and inure to the benefit of, each of the Security Parties and each of the Creditors and their respective successors and assigns, except that none of the Security Parties may assign any of its rights or obligations hereunder without the written consent of the Lenders. Each Lender shall be entitled to assign its rights and obligations under this Agreement or grant participation(s) in the Loan to any subsidiary, holding company or other affiliate of such Lender, to any subsidiary or other affiliate company of any thereof or, with the consent of the Borrowers (except upon the occurrence and during the continuation of an Event of Default, in which case the Borrowers' consent shall not be required) and the Facility Agent, in the case of the Borrowers such consent not to be unreasonably withheld, to any other bank or financial institution (in a minimum amount of not less than $1,000,000), and such Lender shall forthwith give notice of any such assignment or participation to the Borrowers and pay the Facility Agent an assignment fee of $3,000 for each such assignment or participation; provided, however, that any such assignment must be made pursuant to an Assignment and Assumption Agreement. The Borrowers will take all reasonable actions requested by the Agents or any Lender to effect such assignment, including, without limitation, the execution of a written consent to any Assignment and Assumption Agreement.

12. ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

12.1 Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a reasonable basis to conclude that it has become unlawful for any Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Facility Agent and the Borrowers to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrowers shall be required either to repay to such Lender that portion of the Loan advanced by such Lender immediately or, if such Lender so agrees, to repay such portion of the Loan to the Lender on the last day of any then current Interest Period in accordance with and subject to the provisions of Section 12.5. In any such event, but without prejudice to the aforesaid obligations of the Borrowers to repay such portion of the Loan, the Borrowers and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making such portion of the Loan available from another jurisdiction or otherwise restructuring such portion of the Loan on a basis which is not unlawful.

12.2 Increased Costs. If any change in applicable law, regulation or regulatory requirement, or in the interpretation or application thereof by any governmental or other authority, shall:

            (i) subject any Lender to any Taxes with respect to its income from the Loan, or any part thereof, or

            (ii) change the basis of taxation to any Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of organization of such Lender, the jurisdiction of the principal place of business of such Lender, the United States of America, the State or City of New York or any governmental subdivision or other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of any Security Party) or such other jurisdiction where the Loan may be payable), or

            (iii) impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, a Lender, or

            (iv) impose on any Lender any other condition affecting the Loan or any part thereof,

            and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining its Commitment or any part thereof or to reduce the amount of any payment received by such Lender, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender under or in connection with this
Agreement:

            (a) such Lender shall notify the Facility Agent and the Borrowers of the happening of such event, and

            (b) the Borrowers agree forthwith upon demand to pay to such Lender such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction; PROVIDED, however, that the foregoing provisions shall not be applicable in the event that increased costs to the Lender result from the exercise by the Lender of its right to assign its rights or obligations under Section 11.

12.3 Nonavailability of Funds. If the Facility Agent shall determine that, by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not or will not exist for ascertaining the Applicable Rate for the Loan for any Interest Period, the Facility Agent shall give notice of such determination to the Borrowers and the Lenders. The Borrowers, the Facility Agent and the Majority Lenders shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and/or Interest Period to be substituted for those which would otherwise have applied under this Agreement. If the Borrowers, the Facility Agent and the Majority Lenders are unable to agree upon such a substituted interest rate and/or Interest Period within thirty (30) days of the giving of such determination notice, the Facility Agent shall set an interest rate and Interest Period to take effect from the expiration of the Interest Period in effect at the date of determination, which rate shall be equal to the Applicable Margin plus the cost to the Lenders (as certified by each Lender) of funding the Loan. In the event the state of affairs referred to in this Section 12.3 shall extend beyond the end of the Interest Period, the foregoing procedure shall continue to apply until circumstances are such that the Applicable Rate may be determined pursuant to Section 6.

12.4 Lender's Certificate Conclusive. A certificate or determination notice of the Facility Agent or any Lender, as the case may be, as to any of the matters referred to in this Section 12 shall, absent manifest error, be conclusive and binding on the Borrowers.

12.5 Compensation for Losses. Where any portion of the Loan Balance is to be repaid by the Borrower pursuant to this Section 12, the Borrowers agree simultaneously with such repayment to pay to the relevant Lender all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrowers to the relevant Lender pursuant to this Agreement, together with such amounts as may be certified by the relevant Lender to be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain its Commitment or such portion thereof for the remainder (if any) of the then current Interest Period or Interest Periods, if any, but otherwise without penalty or premium.

12.6 Compensation for Breakage Costs. The Borrowers shall pay to the Lenders or any thereof, upon the request of any thereof, such amount or amounts as shall be sufficient (in the reasonable opinion of the relevant Lenders) to compensate them for any loss, cost or expense incurred by them as a result of:

      (a) any payment or prepayment (including any such prepayment made pursuant to Sections 5.1, 5.2, 5.3 and 8.1) of the Loan on a date other than the last day of an Interest Period; or

      (b) any failure by the Borrowers to borrow (including without limitation any such failure resulting from a condition precedent set forth in Section 4) or prepay the Loan held by any Lender on the date for such borrowing or prepayment specified in the relevant request for such Loan or notice of prepayment delivered under Sections 3.2 or 5.2, respectively;

      such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the then current Interest Period for the Loan or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow, in each case at the applicable rate of interest for the Loan provided for herein over (ii) the amount of interest which otherwise would have accrued on such principal amount at a rate per annum equal to the interest component (as reasonably determined by the relevant Lenders) of the amount (as reasonably determined by such Lenders) the Lenders would have bid in the Eurocurrency market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such Interest Period. Any certification of a relevant Lender shall, absent manifest error, be conclusive.

13. CURRENCY INDEMNITY

13.1 Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars under this Agreement or the other Transaction Documents then the conversion shall be made, in the discretion of the Facility Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Facility Agent shall not be entitled to recover under this section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement, the Note and/or the other Transaction Documents.

13.2 Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrowers shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement, the Note and/or the other Transaction Documents in Dollars; any excess over the amount due received or collected by the Lenders shall be remitted to the Borrowers.

13.3 Additional Debt Due. Any amount due from the Borrowers under this Section 13 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement, the Note and/or any of the Security Documents.

13.4 Rate of Exchange. The term "rate of exchange" in this Section 13 means the rate at which the Facility Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

14. FEES AND EXPENSES

14.1 Fees. The Borrowers shall pay to the Facility Agent (for the account of the Lenders) a fee equal to six tenths of one percent (0.60%) of the Loan, such fee to be payable on the Closing Date.

14.2 Expenses. The Borrowers jointly and severally agree, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Agents for their payment of, the reasonable expenses of the Agents and (after the occurrence and during the continuance of an Event of Default) the Lenders incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Agents' and the Lenders' rights or remedies with respect thereto or in the preservation of the Agents' and the Lenders' priorities under the documentation executed and delivered in connection therewith) including, without limitation, all reasonable costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable fees and disbursements of the Agents' counsel in connection therewith, as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants retained by the Agents in connection with this transaction, all reasonable costs and expenses, if any, in connection with the enforcement of this Agreement and the other Transaction Documents and stamp and other similar taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the other Transaction Documents) herein contemplated and to hold the Agents and the Lenders free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes. Such taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately by the Borrowers to the Agents or the Lenders, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Borrowers to such party or parties after payment thereof (if the Agents or the Lenders, at their sole discretion, chooses to make such payment).

15. APPLICABLE LAW, JURISDICTION AND WAIVER

15.1 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15.2 Jurisdiction. Each of the Borrowers and the Guarantor hereby irrevocably submit to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any Creditor under this Agreement or under any document delivered hereunder and each hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding by mailing or delivering the same by hand to it at the address indicated for notices in Section 17.1. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Security Parties as such, and shall be legal and binding upon the Security Parties for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Borrowers or the Guarantor to any of the Creditors) against the Security Parties in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. In the event that any of the Security Parties shall not be conveniently available for such service, each Security Party hereby irrevocably appoints the Person who is the Secretary of State of the State of New York as its attorney-in-fact and agent. The Borrower will advise the Facility Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Lenders may bring any legal action or proceeding in any other appropriate jurisdiction.

15.3 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG EACH OF THE SECURITY PARTIES AND EACH OF THE CREDITORS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER TRANSCATION DOCUMENTS.

16. THE AGENTS

16.1 Appointment of Agents. Each of the Lenders irrevocably appoints and authorizes the Agents severally each to take such action as agent on its behalf and to exercise such powers under this Agreement, the Note and the other Transaction Documents as are delegated to such Agent by the terms hereof and thereof. The Agent nor any of their directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Note or the other Transaction Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

16.2 Appointment of Security Trustee. Each of the Lenders irrevocably appoints, designates and authorizes the Security Trustee to act as security trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to this Agreement or any of the other Transaction Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Lender in the Agreement or the other Transaction Documents), (ii) all moneys, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with, this Agreement or the other Transaction Documents whether from any Security Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof). The Security Trustee hereby accepts such appointment but shall have no obligations under this Agreement, under the Note or under any of the Security Documents except those expressly set forth herein and therein.

16.3 Distribution of Payments. Whenever any payment is received by the Facility Agent or the Security Trustee from the Borrowers or any other Security Party for the account of the Lenders, or any of them, whether of principal or interest on the Note, commissions, fees under Section 14 or otherwise, it will thereafter cause to be distributed on the same day if received before 10 a.m. New York time, or on the next day if received thereafter, like funds relating to such payment ratably to the Lenders according to their respective Commitments, in each case to be applied according to the terms of this Agreement. Unless the Facility Agent or the Security Trustee, as the case may be, shall have received notice from a Borrower prior to the date when any payment is due hereunder that the Borrowers will not make any payment on such date, the Facility Agent or the Security Trustee may assume that the Borrowers have made such payment to the Facility Agent or the Security Trustee, as the case may be, on the relevant date and the Facility Agent or the Security Trustee may, in reliance upon such assumption, make available to the Lenders on such date a corresponding amount relating to such payment ratably to the Lenders according to their respective Commitments. If and to the extent that the Borrowers shall not have so made such payment available to the Facility Agent or the Security Trustee, as the case may be, the Lenders and the Borrowers (but without duplication) severally agree to repay to the Facility Agent or the Security Trustee, as the case may be, forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Lenders until the date such amount is repaid to the Facility Agent or the Security Trustee, as the case may be, as calculated by the Facility Agent or Security Trustee to reflect its cost of funds.

16.4 Holder of Interest in Note. The Agents may treat each Lender as the holder of all of the interest of such Lender in the Note.

16.5 No Duty to Examine, Etc. The Agents shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of this Agreement, the other Transaction Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with any other Transaction Document, and the Agents shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

16.6 Agents as Lenders. With respect to that portion of the Loan made available by it, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall include the Agent in its capacity as a Lender. Each Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrowers and the other Security Parties as if it were not an Agent.

16.7 Acts of the Agent. Each Agent shall have duties and discretion, and shall act as follows:

      (a) Obligations of the Agents. The obligations of each Agent under this Agreement, the Note and the other Transaction Documents are only those expressly set forth herein and therein;

      (b) No Duty to Investigate. No Agent shall at any time, unless requested to do so by a Lender or Lenders, be under any duty to enquire whether an Event of Default, or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Agreement, the Note or any Security Document by any Security Party; and

      (c) Discretion of the Agents. Each Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the other Transaction Documents, unless the Facility Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that no Agent shall be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law;

      (d) Instructions of Majority Lenders. Each Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement or under any other Transaction Document in accordance with the instructions of the Majority Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders.

16.8 Certain Amendments. Neither this Agreement, the Note nor any of the Security Documents nor any terms hereof or thereof may be amended unless such amendment is approved by the Borrowers and the Majority Lenders, provided that no such amendment shall, without the consent of each Lender affected thereby,
(i) reduce the interest rate or extend the time of payment of scheduled principal payments or interest or fees on the Loan, or reduce the principal amount of the Loan or any fees hereunder, (ii) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that a waiver of any Event of Default or any mandatory repayment of the Loan shall not constitute a change in the terms of any Commitment of any Lender), (iii) amend, modify or waive any provision of this
Section 16.8, (iv) amend the definition of Majority Lenders or any other definition referred to in this Section 16.8, (v) consent to the assignment or transfer by the Borrowers of any of its rights and obligations under this Agreement, (vi) release any Security Party from any of its obligations under any Security Document except as expressly provided herein or in such Security Document, (vii) amend any provision relating to the maintenance of collateral under Section 9.3 or (viii) amend the definition of Available Amount. All amendments approved by the Majority Lenders under this Section 16.8 must be in writing and signed by each of the Borrowers and each of the Lenders. In the event that any Lender is unable to or refuses to sign an amendment approved by the Majority Lenders hereunder, such Lender hereby appoints the Agent as its Attorney-In-Fact for the purposes of signing such amendment. No provision of this Section 16 or any other provisions relating to the Agent may be modified without the consent of the Agent.

16.9 Assumption re Event of Default. Except as otherwise provided in Section 16.15, the Facility Agent and the Security Trustee shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless it has been notified by any Security Party of such fact, or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that either thereof shall have been notified by any Security Party or any Lender in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Facility Agent shall notify the Lenders and shall take action and assert such rights under this Agreement, under the Note and under Security Documents as the Majority Lenders shall request in writing.

16.10 Limitations of Liability. No Agent or Lender shall be under any liability or responsibility whatsoever:

      (a) to any Security Party or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lenders or any other person of any of its or their obligations under this Agreement or under any Security Document;

      (b) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Security Party of any of its respective obligations under this Agreement or under the other Transaction Documents; or

      (c) to any Lender or Lenders for any statements, representations or warranties contained in this Agreement, in any Security Document or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, any other Transaction Document or any document or instrument delivered in connection with the transactions hereby contemplated.

16.11 Indemnification of the Agent and Security Trustee. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Security Parties or any thereof), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, such Agent in any way relating to or arising out of this Agreement or any other Transaction Document, any action taken or omitted by such Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement or any other Transaction Document, except that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of either such Agent.

16.12 Consultation with Counsel. Each of the Facility Agent and the Security Trustee may consult with legal counsel selected by such Agent and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

16.13 Resignation. Any Agent may resign at any time by giving sixty (60) days' written notice thereof to the other Agents, the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within sixty (60) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Agent shall be subject to the prior written consent of the Borrowers, such consent not to be unreasonably withheld. After any retiring Agent's resignation as Agent hereunder, the provisions of this Section 16 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Agent.

16.14 Representations of Lenders. Each Lender represents and warrants to each other Lender and the Agent that:

      (a) in making its decision to enter into this Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Security Parties, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Lender or any Agent; and

      (b) so long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Security Parties.

16.15 Notification of Event of Default. The Facility Agent hereby undertakes to promptly notify the Lenders, and the Lenders hereby promptly undertake to notify the Facility Agent and the other Lenders, of the existence of any Event of Default which shall have occurred and be continuing of which such party has actual knowledge.

17. NOTICES AND DEMANDS

17.1 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Borrowers or the Guarantor at the address or telecopy number set forth below and to the Lenders and the Agents at their address and telecopy numbers set forth in
Schedule I or at such other address or telecopy numbers as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

                  If to the Borrowers or the Guarantor:

                  650 Poydras Street
                  New Orleans, LA 70130
                  Telecopy No.: (504) 529-2078
                  Attention: Chief Financial Officer

                  With a copy to

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

                     One Whitehall Street
                     New York, NY 10004
                     Telecopy No.: (212) 514-5692
                     Attention: Niels M. Johnsen

18. FRAUDULENT CONVEYANCES; FRAUDULENT TRANSFERS

      Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Documents, in the event that any court or other judicial body of competent jurisdiction determines that legal principles of fraudulent conveyances, fraudulent transfers or similar concepts are applicable in evaluating the enforceability against any Security Party (for purposes of this Section 18 only, references to the defined term "Security Party" shall be deemed not to include the Borrowers) or its assets of this Agreement and that under such principles, this Agreement would not be enforceable against such Security Party or its assets unless the following provisions of this Section 18 had effect, then, the maximum liability of each Security Party hereunder (the "Maximum Liability Amount") shall be limited so that in no event shall such amount exceed the lesser of (i) the aggregate outstanding principal amount of the Loan and (ii) an amount equal to the aggregate, without double counting, of
(a) ninety-five percent (95%) of such Security Party's Adjusted Net Worth (as hereinafter defined) on the date hereof, or on the date enforcement of this Agreement is sought (the "Determination Date"), whichever is greater and (b) the amount of any Valuable Transfer (as hereinafter defined) to such Security Party; provided that such Security Party's liability under this Agreement shall be further limited to the extent, if any, required so that the obligations of such Security Party under this Agreement shall not be subject to being set aside or annulled under any applicable law relating to fraudulent transfers or fraudulent conveyances. As used herein "Adjusted Net Worth" of the respective Security Party shall mean, as of any date of determination thereof, an amount equal to the lesser of (a) an amount equal to the excess of (i) the amount of the present fair saleable value of the assets of such Security Party over (ii) the amount that will be required to pay such Security Party's probable liability on its then existing debts, including contingent liabilities (exclusive of its contingent liabilities hereunder), as they become absolute and matured, and (b) an amount equal to (i) the excess of the sum of such Security Party's property at a fair valuation over (ii) the amount of all liabilities of such Security Party, contingent or otherwise (exclusive of its contingent liabilities hereunder), as such terms are construed in accordance with applicable laws governing determinations of the insolvency of debtors. In determining the Adjusted Net Worth of a Security Party for purposes of calculating the Maximum Liability Amount for such Security Party, the liabilities of such Security Party to be used in such determination pursuant to each clause (ii) of the preceding sentence shall in any event exclude (a) the liability of such Security Party under this Agreement and (b) the liabilities of such Security Party subordinated in right of payment to this Agreement. As used herein "Valuable Transfer" shall mean, in respect of such Security Party, (a) all loans, advances or capital contributions made to such Security Party with proceeds of the Loan, (b) all debt securities or other obligations of such Security Party acquired from such Security Party or retired by such Security Party with proceeds of the Loan, (c) the fair market value of all property acquired with proceeds of the Loan and transferred, absolutely and not as collateral, to such Security Party, (d) all equity securities of such Security Party acquired from such Security Party with proceeds of the Loan, and (e) the value of any other economic benefits in accordance with applicable laws governing determinations of the insolvency of debtors, in each such case accruing to such Security Party as a result of the Loan and this Agreement.

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

19. MISCELLANEOUS

19.1 Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of any Creditor to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

19.2 Unenforceable, etc., Provisions - Effect. In case any one or more of the provisions contained in this Agreement or in the other Transaction Documents would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the relevant Security Party, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

19.3 References. References herein to Articles, Sections, Exhibits and Schedules are to be construed as references to articles, sections of, exhibits to, and schedules to, this Agreement or the other Transaction Documents as applicable, unless the context otherwise requires.

19.4 Further Assurances. Each of the Security Parties hereby agrees that if this Agreement or any of the other Transaction Documents shall, in the reasonable opinion of the Lenders, at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Lenders may be required in order to more effectively accomplish the purposes of this Agreement and/or the other Transaction Documents.

19.5 Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Security Parties on the one part, and the Creditors, on the other part, whether written or oral, are superseded by and merged into this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Security Parties, the Agent, the Security Trustee and/or the Lenders are parties, which alone fully and completely express the agreements between the Security Parties, the Agents, and the Lenders.

19.6 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto including all parties added hereto pursuant to an Assignment and Assumption Agreement. Subject to Section 16.8, any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers, the Agents, and the Majority Lenders. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

19.7 Indemnification. Neither any Creditor nor any of its directors, officers, agents or employees shall be liable to any of the Security Parties for any action taken or not taken thereby in connection herewith in the absence of its own gross negligence or willful misconduct. The Borrowers and the Guarantor hereby jointly and severally agree to indemnify the Creditors, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement, any actual or proposed use of proceeds of the Loan hereunder, or any related transaction or claim; provided that (i) no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction and (ii) to the extent permitted by law, the Indemnitee shall provide the Security Parties with prompt notice of any such investigative, administrative or judicial proceeding after the Indemnitee becomes aware of such proceeding; provided, however, that the Indemnitee's failure to provide such notice in a timely manner shall not relieve the Security Parties of their obligations hereunder.

19.8 Headings. In this Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

                                    LCI SHIPHOLDINGS, INC.,
                                    as Borrower

                                    By: /s/ Niels M. Johnsen
                                    Name: Niels M. Johnsen
                                    Title: Chairman

                                    CENTRAL GULF LINES, INC.,
                                    as Borrower

                                    By: /s/ Niels M. Johnsen
                                    Name: Niels M. Johnsen
                                    Title: Chairman

                                    INTERNATIONAL SHIPHOLDING CORPORATION,
                                    as Guarantor

                                    By: /s/ Niels M. Johnsen
                                    Name: Niels M. Johnsen
                                    Title: President

                                    HSBC BANK PLC,
                                    as Facility Agent and Lender

                                    By: /s/ H.C. Lutener
                                    Name: H.C. Lutener
                                    Title: Global Relationship Manager

                                    DEN NORSKE BANK ASA
                                    acting through its New York Branch,
                                    as Documentation Agent and Lender

                                    By:  /s/ Berit Henriksen
                                        Name:  Berit Henriksen
                                        Title: Executive Vice President and
                                               General Manager

                                    By:  /s/ Sanjiv Nayar
                                        Name: Sanjiv Nayar
                                        Title: First Vice President

                                    DEUTSCHE SCHIFFSBANK AG
                                    as Security Trustee and Lender

                                    By:  /s/ Lars Bohlig
                                        Name: Lars Bohlig
                                        Title: Assistant General Manager /
                                               Prokurist

                                    By:  /s/ Malte Schulte-Trux
                                        Name: Malte Schulte-Trux
                                        Title: Assistant General Manager /
                                               Prokurist

                                                                      SCHEDULE I

LENDERS                                                                 COMMITMENT
-------                                                                 ----------
HSBC Bank Plc                                                          $30,333,334
8 Canada Square
London E14 5HQ
United Kingdom

Attn: Jim Lutener
Telecopy No.: +44 (0)20 - 7991 - 4895

Den norske Bank ASA                                                    $30,333,333
New York Branch
200 Park Avenue
New York, NY 10166-0396
U.S.A.

Attn: Shipping Department
Telecopy No.: (212) 681-3900

Deutsche Schiffsbank AG                                                $30,333,333
Domshof 17
28195 Bremen
Germany

Attn: Malte Schulte-Trux
Telecopy No.: +49 (0)421 -32 - 3539

                                                                     SCHEDULE II

                               APPLICABLE MARGIN

         The Applicable Margin will vary as set forth hereunder based upon ISH's Consolidated Indebtedness to Consolidated EBITDA ratio:

Consolidated Indebtedness/
Consolidated EBITDA                        Applicable Margin
--------------------------                 -----------------
 greater than or equal to 4.00                  150.0 bps

         less than 4.00                         125.0 bps

Commencing on the date which falls on the eighth anniversary of the Closing Date, the Applicable Margin shall be increased by an additional 25.0 bps.

The Applicable Margin for the Loan shall be determined by the Facility Agent based on the information set out in the most recent Compliance Certificate delivered to the Facility Agent in accordance with Section 9.1(d) hereof and such determination of the Applicable Margin, absent manifest error, shall be conclusive and binding upon the Borrowers. In the event of a failure by the Borrowers to deliver a Compliance Certificate in a timely manner, ISH's Consolidated Indebtedness to Consolidated EBITDA ratio shall be deemed to be equal to or greater than 4.00 until such Compliance Certificate is delivered. Each change in Applicable Margin, if any, shall be effective as of the start of the next Interest Period.

                                                                    SCHEDULE III

                                   THE VESSELS

                                       Official                         Year                     Financed         FMV at
 Name of Vessel         Owner           Number       Flag/Registry      Built       DWT           Amount        Closing Date
 --------------         -----           ------       -------------      -----       ---           ------        ------------
ASIAN EMPEROR      LCI                26387-99-A     Panama             1999      21,479       $35 Million     $50 Million
                   Shipholdings
                   Inc.

GREEN LAKE         Central Gulf       11154462       United States      1998      22,799       $35 Million     $50 Million
                   Lines, Inc.

GREEN COVE         Central Gulf       1098066        United States      1994      16,178       $21 Million     $30 Million
                   Lines, Inc.

                                                                     SCHEDULE IV

                              Approved Shipbrokers

R.S. Platou Shipbrokers a.s.
Haakon VII's gate 10
Oslo, Norway
Telephone No.: +47 23 11 20 00
Facsimile No.: +47 23 11 23 11

Fearnleys A/S
Grev Wedels plass 9
Oslo, Norway
Telephone No.: +47 22 93 60 00
Facsimile No.: +47 22 93 61 50

H. Clarkson & Company
12 Camomile Street
London EC3A 7BP
England
Telephone No.: +44 207 334 0000
Facsimile No.: +44 207 283 5260

Braemar Shipbrokers Ltd.
35 Cosway Street
London NW1 5BT
England
Telephone No.: +44 207 535 2600
Facsimile No.: +44 207 535 2601

Jacq. Pierot Jr. & Sons, Inc. (USA)
29 Broadway
New York, NY 10006
Telephone No.: (212) 344 3840
Facsimile No.: (212) 943 6598

Henses Shipping AS
Rosanes
Orsnesallen 20
P.O. Box 40, Teie
3106 Tonsberg
Norway
Telephone No.: +47 33 30 44 44
Facsimile No.: +47 33 32 30 30

                                                                      SCHEDULE V

                       Security Party Liens as of 9/30/03

LCI Shipholdings Inc.

      1. Mortgage, Earnings Assignment and Insurance Assignment on vessel RHINE FOREST in favor of Den norske Bank ASA.

Central Gulf Lines, Inc.

      1. Mortgage, Earnings Assignment and Insurance Assignment on 445 LASH Barges in favor of Den norske Bank ASA.

The foregoing does not reflect Liens to be discharged as a result of Indebtedness paid off with the proceeds of the Loan.

                                                                     SCHEDULE VI

                    Security Party Indebtedness as of 9/30/03

International Shipholding Corporation

      1. $72,993,000 outstanding on ISC's 7.75% Senior Notes, with The Bank of New York, as trustee, due October 15, 2007.

      2. $2,000,000 outstanding on ISC's revolving line of credit with Whitney National Bank. This facility has a maximum limit of $10,000,000 and a maturity date of April 23, 2005.

      3. $0 outstanding on ISC's line of credit (overline) with Whitney National Bank. This facility has a maturity date of December 31, 2003.

      4. Guarantee of indebtedness of Bulk Australia Shipholding, Inc. to Nedship Bank N.V. in the amount of $3,265,000, which indebtedness is due on July 8, 2012.

LCI Shipholdings Inc.

      1. $8,000,000 outstanding on LCI's November 14, 2002 loan facility with Den norske Bank ASA, which has a maturity date of September 30, 2007.

      2. Guarantee of indebtedness of Emblem Shipping Inc. to DvB Group Merchant Bank (Asia) Ltd. in the amount of $250,000, which indebtedness has a maturity date of June 30, 2009.

      3. Guarantee of indebtedness of Tilbury Shipping Inc. to DvB Group Merchant Bank (Asia) Ltd. in the amount of $250,000, which indebtedness has a maturity date of June 30, 2009.

      4. Guarantee of indebtedness of Tollo Shipping Co. S.A. to DvB Group Merchant Bank (Asia) Ltd. in the amount of $300,000, which indebtedness has a maturity date of June 30, 2006.

The foregoing does not reflect Indebtedness to be paid off with the proceeds of the Loan.

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

New York, New York                                                 US$91,000,000

September 30, 2003

      FOR VALUE RECEIVED, each of the undersigned, LCI SHIPHOLDINGS, INC., a corporation organized under the laws of the Republic of the Marshall Islands, and CENTRAL GULF LINES, INC., a corporation organized and existing under the laws of the State of Delaware, (together, the "Borrowers"), hereby jointly and severally promise to pay to the order of HSBC BANK PLC, a corporation organized under the laws of the United Kingdom, as facility agent (the "Facility Agent") for the Lenders (as defined herein) with offices at 8 Canada Square, London E14 5HQ, United Kingdom, or as it may otherwise direct, the principal sum of Ninety One Million United States Dollars (US$91,000,000). The Borrowers shall repay the indebtedness represented by this Note as provided in Section 5 of that certain credit agreement dated as of September 30, 2003 (the "Credit Agreement") made by and among (i) the Borrowers, (ii) International Shipholding Corporation, as guarantor, (iii) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 11 of the Credit Agreement, (the "Lenders"), (iv) HSBC Bank Plc, as facility agent for the Lender, (v) Den norske Bank ASA, acting through its New York branch , as documentation agent for the Lenders and (vi) Deutsche Schiffsbank AG, as security trustee for the Lenders. This Note may be prepaid on such terms as provided in the Credit Agreement. Interest shall be paid on the indebtedness represented by this Note at the rate (the "Applicable Rate") determined from time to time in accordance with Section 6 of the Credit Agreement and at the times provided in Section 6 of the Credit Agreement, which provisions are incorporated herein with full force and effect as if they were more fully set forth herein at length.

      Any principal payment not paid when due, whether on the maturity date thereof or by acceleration, shall bear interest thereafter at a rate per annum equal to the Default Rate (as defined in the Credit Agreement). All interest shall accrue and be calculated on the actual number of days elapsed and on the basis of a 360 day year.

      Words and expressions used herein and defined in the Credit Agreement shall have the same meaning herein as therein defined.

      Both principal and interest are payable in Dollars to the Facility Agent, for the account of the Lenders, as the Facility Agent may direct, in immediately available same day funds.

      If this Note or any payment required hereunder becomes due and payable on a day which is not a Banking Day the due date thereof shall be extended until the next following Banking Day (in which event, interest shall be payable during such extension at the rate applicable immediately prior thereto), unless such next following Banking Day falls in the following month, in which case such payment shall be payable immediately preceding the Banking Day.

      This Note is the Note referred to in, and is entitled to the security and benefits of, the Credit Agreement and the Security Documents. Upon the occurrence of any Event of Default under the Credit Agreement, the principal hereof and accrued interest hereon may be declared to be, and shall thereupon become, forthwith, due and payable.

      Presentment, demand, protest and notice of dishonor of this Note or any other notice of any kind are hereby expressly waived.

      EACH OF THE BORROWERS AND, BY ITS ACCEPTANCE HEREOF, THE FACILITY AGENT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.

      This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

      IN WITNESS WHEREOF, the Borrowers have executed and delivered this Promissory Note on the date and year first above written.

                                       LCI SHIPHOLDINGS, INC.

                                       By: ________________________________
                                       Name: Niels M. Johnsen
                                       Title: Chairman

                                       CENTRAL GULF LINES, INC.

                                       By: _______________________________
                                       Name: Niels M. Johnsen
                                       Title: Chairman

                                                                       EXHIBIT B

                                 Drawdown Notice

                                         ______ __, 200_

HSBC Bank plc,
8 Canada Square
London E14 5HQ
United Kingdom

Ladies and Gentlemen:

            Please be advised that, in accordance with Section 3 of the credit agreement between, inter alia, (1) yourselves, as facility agent (the "Facility Agent"), (2) LCI Shipholdings, Inc. and Central Gulf Lines, Inc., as borrowers (the "Borrowers"), (3) the banks and financial institutions listed on Schedule I of the credit agreement, as lenders, (4) International Shipholding Corporation, as guarantor, (5) Den norske Bank ASA, acting through its New York branch, as documentation agent, and (6) Deutsche Schiffsbank AG, as security trustee, to be dated as of September 30, 2003 (the "Credit Agreement"), the undersigned hereby requests the Loan (as defined in the Credit Agreement) in the aggregate principal amount of Ninety One Million United States Dollars ($91,000,000) be advanced to the Borrowers as follows:

                  Drawdown Date:

                  Interest Period:

                  Amount to be drawndown:

                  Disbursement Instructions:

            The undersigned hereby represents and warrants that (a) the representations and warranties stated in Section 2 of the Credit Agreement (updated mutatis mutandis) are true and correct on the date hereof and will be true and correct on the Drawdown Date specified above as if made on such date, and (b) no Event of Default has occurred and is continuing or will have occurred and be continuing on the Drawdown Date, and no event has occurred or is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

            The undersigned hereby covenants and undertakes that, in the event that on the date specified for making available the Loan as stated above, the Lenders (as defined in the Credit Agreement) shall not be obliged under the Credit Agreement to make the Loan available, the undersigned shall indemnify and hold the Lenders fully harmless against any losses which the Lenders may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirements as stated above, and the certificate of the Facility Agent shall (save and except for manifest error) be conclusive and binding on the undersigned as to the extent of any losses sustained by the Lenders.

            This Drawdown Notice is effective upon receipt by you and shall be irrevocable.

                                       Very truly yours,

                                       LCI SHIPHOLDINGS, INC.

                                       By: ___________________________________
                                       Name:
                                       Title:

                                       CENTRAL GULF LINES, INC.

                                       By: ___________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

                                                                       EXHIBIT D

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

            ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of _____________, 200_ among [NAME OF ASSIGNOR], a [bank]/[corporation] organized under the laws of [JURISDICTION OF ASSIGNOR] (the "Assignor"), and [NAME OF ASSIGNEE], a [bank]/[corporation] organized under the laws of [JURISDICTION OF ASSIGNEE] (the "Assignee"), supplemental to:

            (i) that certain credit agreement, dated as of September 30, 2003 (the "Credit Agreement"), made among (1) LCI Shipholdings, Inc. and Central Gulf Lines, Inc., as borrowers (the "Borrowers"), (2) International Shipholding Corporation, as guarantor, (3) the banks and financial institutions listed on
                  Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 11 of the Credit Agreement, the "Lenders"), (4) HSBC Bank plc, as facility agent for the Lenders (in such capacity, the "Facility Agent"), (5) Den norske Bank ASA, acting through its New York Branch, as documentation agent for the Lenders (in such capacity, the "Documentation Agent"), and (6) Deutsche Schiffsbank AG, as security trustee for the Lenders (in such capacity, the "Security Trustee" and together with the Facility Agent and the Documentation Agent, the "Agents"), pursuant to which the Agents have agreed to serve in such capacity under the Credit Agreement and the Lenders have agreed to provide to the Borrowers a secured term loan in the amount of up to Ninety One Million United States Dollars (US$91,000,000) (the "Loan");

            (ii) the promissory note from the Borrowers in favor of the Facility Agent dated September __, 2003 (the "Note") evidencing the Loan;

            (iii) the Security Documents (as such term is defined in the Credit
                  Agreement).

            Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

            In consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. The Assignor hereby sells, transfers and assigns -% of its right, title and interest in, to and under the Credit Agreement, under the Note (including, without limitation, its interest in the indebtedness evidenced by the Note) and under the Security Documents to the Assignee. Simultaneously herewith, the Assignee shall pay to the Assignor an amount equal to the product derived by multiplying (a) US$-, being the sum of the present outstanding principal balance of the Loan, by (b) the Assignor's percentage of interest in the Loan transferred pursuant hereto.

            2. The Assignee hereby assumes -% of the obligations of the Assignor under the Credit Agreement (including, but not limited to, the obligation to advance its respective percentage of the Loan as and when required) and shall hereinafter be deemed a "Lender" for all purposes of the Credit Agreement, the Note, the Security Documents and any other Assignment and Assumption Agreement(s), the Assignee's Commitment thereunder being U.S.$- in respect of the Loan.

            3. The Assignee shall pay an administrative fee of U.S. $3,000 to the Facility Agent to reimburse the Facility Agent for its cost in processing the assignment and assumption herein contained.

            4. All references in the Note and in each of the other Security Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as assigned and assumed pursuant to the terms hereof.

            5. The Assignee irrevocably designates and appoints the Facility Agent as its agent and irrevocably authorizes the Facility Agent to take such action on its behalf and to exercise such powers on its behalf under the Credit Agreement, under the Note and under the other Security Documents, each as supplemented hereby, as are delegated to the Facility Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto all as provided in Section 16 of the Credit Agreement.

            6. Every notice or demand under this Agreement shall be in writing and may be given by telecopy and shall be sent as follows:

            If to the Assignor:

                        [NAME OF ASSIGNOR]
                        [ADDRESS]
                        Telecopy No.:

                        Attention:

            If to the Assignee

                        [NAME OF ASSIGNEE]
                        [ADDRESS]
                        Telecopy No.:

                        Attention:

            Every notice or demand hereunder shall be deemed to have been received at the time of receipt thereof.

EACH OF THE ASSIGNOR, AND BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

            This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            This Agreement may be executed in several counterparts with the same effect as if the parties executing such counterparts shall have all executed one agreement as of the date hereof, each of which counterparts when executed and delivered shall be deemed to be an original and all of such counterparts together shall constitute this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

                                       [NAME OF ASSIGNOR]

                                       By ____________________________________
                                               Name:
                                               Title:

                                       [NAME OF ASSIGNEE]

                                       By ____________________________________
                                               Name:
                                               Title

                                                                       EXHIBIT E

                           FORM OF EARNINGS ASSIGNMENT

                                                                       EXHIBIT F

                          FORM OF INSURANCES ASSIGNMENT

                                                                       EXHIBIT G

                                FORM OF MORTGAGE

                                                                       EXHIBIT H

                                 Interest Notice

                                          [Date]
HSBC Bank plc,
  as Facility Agent
8 Canada Square
London E14 5HQ
United Kingdom

Attention: Jim Lutener

Ladies and Gentlemen:

            Please be advised that, in accordance with the Credit Agreement dated as of September 30, 2003 (the "Credit Agreement"), by and among (i) LCI Shipholdings, Inc. and Central Gulf Lines, Inc., as borrowers (the "Borrowers"),
(ii) International Shipholding Corporation ("ISH"), as guarantor (iii) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 11 of the Credit Agreement, (the "Lenders") (iv) HSBC Bank plc, as facility agent (the "Facility Agent"), (v) Den norske Bank ASA, acting through its New York branch, as documentation agent and (iv) Deutsche Schiffsbank AG, as security trustee, the Borrowers hereby notify you that the duration of the next Interest Period to commence [insert date of commencement of next Interest Period] shall be as follows:

            Interest Period: [three, six or twelve] months

            The undersigned hereby represents and warrants that (a) the representations and warranties stated in Section 2 of the Credit Agreement (updated mutatis mutandis) are true and correct on the date hereof and will be true and correct on the Drawdown Date specified above as if made on such date, and (b) no Event of Default has occurred and is continuing or will have occurred and be continuing on the Drawdown Date, and no event has occurred or is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

                                       Very truly yours,

                                       LCI SHIPHOLDINGS, INC.

                                       By ____________________________________
                                          Name:
                                          Title:

                                       CENTRAL GULF LINES, INC.

                                       By ____________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT I

                          FORM OF MANAGER'S UNDERTAKING